Exhibit 2.15

DESCRIPTION OF SECURITIES

REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of 31 December 2024, Anheuser-Busch InBev SA/NV had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary shares without nominal value		New York Stock Exchange*
American Depositary Shares, each representing one ordinary share without nominal value	BUD	New York Stock Exchange
3.750% Notes due 2042 (issued July 2012)	BUD42A	New York Stock Exchange
4.000% Notes due 2043 (issued January 2013)	BUD/43	New York Stock Exchange
4.625% Notes due 2044 (issued January 2014)	BUD/44	New York Stock Exchange
4.700% Notes due 2036 (issued January 2016)	BUD/36	New York Stock Exchange
4.900% Notes due 2046 (issued January 2016)	BUD/46	New York Stock Exchange
4.950% Notes due 2042 (issued December 2016)	BUD/42	New York Stock Exchange
6.625% Notes due 2033 (issued December 2016)	BUD/33	New York Stock Exchange
5.875% Notes due 2035 (issued December 2016)	BUD/35	New York Stock Exchange
4.000% Notes due 2028 (issued April 2018)	BUD/28	New York Stock Exchange
4.375% Notes due 2038 (issued April 2018)	BUD/38	New York Stock Exchange
4.600% Notes due 2048 (issued April 2018)	BUD/48A	New York Stock Exchange
4.750% Notes due 2058 (issued April 2018)	BUD/58	New York Stock Exchange
4.750% Notes due 2029 (issued January 2019)	BUD/29	New York Stock Exchange
4.900% Notes due 2031 (issued January 2019)	BUD/31	New York Stock Exchange
5.450% Notes due 2039 (issued January 2019)	BUD/39A	New York Stock Exchange
5.550% Notes due 2049 (issued January 2019)	BUD/49	New York Stock Exchange
5.800% Notes due 2059 (issued January 2019)	BUD/59	New York Stock Exchange
3.500% Notes due 2030 (issued April 2020)	BUD/30	New York Stock Exchange
4.350% Notes due 2040 (issued April 2020)	BUD/40	New York Stock Exchange
4.500% Notes due 2050 (issued April 2020)	BUD/50	New York Stock Exchange
4.600% Notes due 2060 (issued April 2020)	BUD/60	New York Stock Exchange
5.000% Notes due 2034 (issued March 2024)	BUD/34	New York Stock Exchange

*	Not for trading, but only in connection with the registration of American Depositary Shares representing such ordinary shares, pursuant to the requirements of the Securities and Exchange Commission.

In this exhibit, references to “AB InBev,” “we,” “us,” “our” and “AB InBev Group” are to, as the context otherwise requires, Anheuser-Busch InBev SA/NV, a Belgian public limited liability company (société anonyme/naamloze vennootschap), and the group of companies owned and/or controlled by AB InBev. Capitalized terms used but not defined herein have the meanings given to them in AB InBev’s annual report on Form 20-F for the fiscal year ended 31 December 2024 (the “2024 Form 20-F”).

Description of Ordinary Shares

Form and Transferability of Our Shares

Our share capital is represented by 2,019,241,973 shares without nominal value, of which 1,797,198,523 are Ordinary Shares registered pursuant to Section 12(b) of the Act. There are two classes of shares: all shares are Ordinary Shares, except for 222,043,450 Restricted Shares as of 31 December 2024, which are not registered pursuant to Section 12(b) of the Act.

Our Ordinary Shares can take the form of registered shares or dematerialized shares. Restricted Shares may only be held in registered form.

All of our shares are fully paid-up. Ordinary Shares are freely transferable.

Changes to Our Share Capital

Capital Increase by Our Shareholders’ Meeting

Changes to our share capital may be decided by our shareholders’ meeting. Our shareholders’ meeting may at any time decide to increase or decrease our share capital. Such resolution must satisfy the following quorum and majority requirements: (i) a quorum of 50% of the issued share capital must be present or represented at the meeting, and (ii) the capital increase must be approved by at least 75% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened where no quorum requirement applies but where the special 75% majority requirement applies. See “—Description of the Rights and Benefits Attached to Our Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements” below.

Capital Increase by Our Board of Directors

Subject to the same quorum and majority requirements described above, our shareholders’ meeting may authorize our Board, within certain limits, to increase our share capital without any further approval of shareholders, by way of authorized capital. This authorization needs to be limited in time (i.e., it can only be granted for a renewable period of a maximum of five years) and in scope (i.e., the increase by way of authorized capital may not exceed the amount of the share capital at the time of the authorization).

At the annual shareholders’ meeting on 27 April 2022, our shareholders’ meeting authorized our Board to increase the share capital of AB InBev to an amount not to exceed 3% of the total number of shares issued and outstanding on 27 April 2022 (i.e., 2,019,241,973). This authorization has been granted for five years from the date of publication of the amendment of the Articles of Association resolved upon by the shareholders’ meeting held on 27 April 2022 (i.e., until 3 June 2027). It can be used for several purposes, including when the sound management of our business or the need to react to appropriate business opportunities calls for a restructuring, an acquisition (whether private or public) of securities or assets in one or more companies, or generally, any other appropriate increase of our capital.

Preferential Subscription Right and Anti-Dilution

In the event of a share capital increase by way of the issue of new shares, convertible bonds, bonds repayable in shares, subscription rights or other financial instruments giving a right to shares (any such shares, bonds, rights or instruments being “Equity Interests”), all shareholders will have a preferential right to subscribe for any such Equity Interests, as set out in and in accordance with Article 7:188 of the Belgian Companies Code. The preferential subscription right shall entitle each shareholder to subscribe for any new Equity Interests, pro rata to the proportion of existing share capital as he or she holds immediately prior to such issue and subject to the rules of Article 7:188 of the Belgian Companies Code. Each shareholder may exercise his or her preferential right in whole or in part.

Our shareholders’ meeting may restrict or cancel the preferential subscription right, in accordance with Article 7:191 of the Belgian Companies Code, for a purpose that is in our best interests, provided, however, that if the preferential subscription right is restricted or canceled with respect to any issuance in which any of our shareholders acquires any such Equity Interests, all our shareholders shall be given the same right and be treated in the same way. This requirement shall not apply when the preferential subscription right is restricted or canceled with respect to issuances of Equity Interests issued solely pursuant to stock option plans or other compensation plans in the ordinary course of business. Where our shareholders’ meeting has granted an authorization to our board of directors to effect a capital increase in the framework of the authorized capital and such authorization allows our board of directors to do so, our board of directors may likewise restrict or cancel the preferential subscription right applying the same principles as set out in this paragraph.

Any decision to restrict or cancel the preferential subscription right will require a quorum at the shareholders’ meeting of shareholders holding at least 50% of the share capital and, approval by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, no quorum is required, but the relevant resolution must be approved by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions).

No Restricted Shares shall be issued other than to a Restricted Shareholder exercising its preferential subscription right in respect of its holding of Restricted Shares, without prejudice to the right of the Ordinary Shareholders to exercise their second ranking preferential subscription right in accordance with Article 7:188 of the Belgian Companies Code. In case of any event referred to in Article 8.1 of our articles of association, Restricted Shareholders shall only be entitled or required to receive Restricted Shares in respect of the Restricted Shares held by them.

Certain shareholders (including shareholders resident in, or citizens of, certain jurisdictions, such as the United States, Australia, Canada and Japan) may not be entitled to exercise such rights even if they are not disapplied unless the rights and related shares are registered or qualified for sale under the relevant legislative or regulatory framework.

Purchases and Sales of Our Own Shares

We may only acquire our own shares pursuant to a decision by our shareholders’ meeting taken under the conditions of quorum and majority provided for in the Belgian Companies Code. Such a decision requires a quorum at the shareholders’ meeting of shareholders holding at least 50% of the share capital and approval by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, no quorum is required, but the relevant resolution must be approved by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions).

On 28 April 2021, our shareholders’ meeting granted an authorization allowing us to acquire our shares, either on or outside of the stock exchange, up to a maximum of 20% of the issued shares for a unitary price which will not be lower than one Euro and not higher than 20% above the highest closing price on Euronext Brussels in the last 20 trading days preceding the transaction. This authorization is valid for five years as from the date of publication in the Belgian State Gazette of the amendment of the Articles of Association resolved upon by the shareholders’ meeting held on 28 April 2021 (i.e., until 1 June 2026).

We may only dispose of our own shares in accordance with the conditions of the Belgian Companies Code.

With respect to the shares acquired by us as a result of the merger between us and predecessor Anheuser-Busch InBev SA/NV, our Board shall be entitled to dispose of such shares only in connection with (i) any share delivery obligations undertaken by us prior to 11 November 2015, (ii) any stock option plans or other compensation plans (including the Zenzele schemes) or (iii) any stock lending agreement or similar arrangement in respect of which we used our own shares for the purposes set out in items (i) and (ii).

See “Item 16E. Purchases of Equity Securities by the Issuer” in the 2024 Form 20-F for details of our recent share repurchase programs.

Description of the Rights and Benefits Attached to Our Shares

Right to Attend and Vote at Our Shareholders’ Meeting

Ordinary Shareholders’ Meeting

Our ordinary shareholders’ meeting will be held on the last Wednesday of April of each year, at 11:00 a.m., Belgian time, in one of the municipalities of the Brussels-Capital Region, in Leuven or in Liège, at the place which will be mentioned in the convening notice. If this date is a legal holiday, the meeting will be held on the next business day at the same time.

At this meeting, our Board and the statutory auditor will present a report on our management and financial situation as at the end of the previous accounting year, which shall run from 1 January to 31 December. The shareholders will then vote on the approval of the annual accounts, the allocation of our profit or loss, the appointment or renewal, if necessary, of directors or statutory auditors, remuneration of the directors and the auditor and the release from liability of the directors and the statutory auditor.

The convening notice to the upcoming annual shareholders’ meeting to be held on 30 April 2025 will be published on 28 March 2025 and will contain further information on the format of the meeting and modalities for participation.

Ad hoc and Extraordinary Shareholders’ Meetings

Our Board or our statutory auditor (or the liquidators, if appropriate) may, whenever our interests so require, convene a special or extraordinary shareholders’ meeting. Such shareholders’ meeting must also be convened every time one or more of our shareholders holding at least one-tenth of our share capital so demand.

Such shareholders’ meetings shall be held on the day, at the hour and in the place designated by the convening notice. They may be held at locations other than our registered office.

Notices Convening Our Shareholders’ Meeting

Notices of our shareholders’ meetings contain the agenda of the meeting and the recommendations of our board of directors on the matters to be voted upon.

Notices for our shareholders’ meetings are given in the form of announcements placed at least 30 days prior to the meeting in at least one Belgian newspaper and in the Belgian State Gazette (Moniteur belge/Belgisch Staatsblad). Notices will be sent 30 days prior to the date of our shareholders’ meetings to the holders of our registered shares and to our directors and our statutory auditor.

Notices of all our shareholders’ meetings and all related documents, such as specific board of directors’ and auditor’s reports, will also be published on our website.

Admission to Meetings

All shareholders are entitled to attend our shareholders’ meetings, take part in the deliberations and, within the limits prescribed by the Belgian Companies Code and our articles of association, vote, provided they have complied with the formalities for admission set out in the convening notice.

The right to participate in and vote at a shareholders’ meeting will require a shareholder to:

•

have the ownership of his or her shares recorded in his or her name on the 14th calendar day preceding the date of the shareholders’ meeting, either through registration in the register of our registered shares, for holders of registered shares, or through book-entry in the accounts of an authorized account holder or clearing organization, for holders of dematerialized shares; and

•

notify us (or a person designated by us) at the latest on the sixth calendar day preceding the date of the shareholders’ meeting of his or her intention to participate in the meeting, indicating the number of shares in respect of which he or she intends to do so. In addition, a holder of dematerialized shares must, at the latest on the same day, provide us (or a person designated by us) with an original certificate issued by an authorized account holder or a clearing organization certifying the number of shares owned by the relevant shareholder on the record date for the shareholders’ meeting and for which he or she has notified his or her intention to participate in that meeting.

Voting by Proxy

Any shareholder with the right to vote may either personally participate in the meeting or give a proxy to another person, who need not be a shareholder, to represent him or her at the meeting. A shareholder may designate, for a given meeting, only one person as proxy holder, except in circumstances where Belgian law allows the designation of multiple proxy holders. The appointment of a proxy holder may take place in paper form or electronically (in which case, the form shall be signed by means of an electronic signature in accordance with applicable Belgian law), through a form which shall be made available by us. The signed original paper or electronic form must be received by us at the latest on the sixth calendar day preceding the date of the shareholders’ meeting. Any appointment of a proxy holder shall comply with relevant requirements of applicable Belgian law in terms of conflicting interests, record keeping and any other applicable requirements.

Vote by Correspondence

Any shareholder with the right to vote may vote remotely in advance of our shareholders’ meeting by sending a paper form or, if permitted by us in the notice convening the meeting, by sending a form electronically (in which case, the form shall be signed by means of an electronic signature in accordance with applicable Belgian law). These forms shall be made available by us. Only forms received by us at the latest on the sixth calendar day preceding the date of the meeting will be taken into account.

Shareholders voting remotely must, in order for their vote to be taken into account for the calculation of the quorum and voting majority, comply with the admission formalities set out in the convening notice.

Right to Request Items Be Added to the Agenda and to Ask Questions at the Shareholders’ Meeting

One or more shareholders that together hold at least 3% of our share capital may request for items to be added to the agenda of any convened meeting and submit proposals for resolutions with regard to existing agenda items or new items to be added to the agenda, provided that (i) they prove ownership of such shareholding as at the date of their request and record their shares representing such shareholding on the record date for the relevant shareholders’ meeting and (ii) the additional items to be added to the agenda and/or proposed resolutions have been sent in writing (by registered mail or e-mail) by these shareholders to our registered office no later than on the twenty-second day preceding the date of the relevant shareholders’ meeting. Such shareholdings must be proven by a certificate evidencing the registration of the relevant shares in our share register or by a certificate issued by the authorized account holder or the clearing organization certifying the book-entry of the relevant number of dematerialized shares in the name of the relevant shareholder(s).

We shall acknowledge receipt of shareholders’ requests within 48 hours and, if required, publish a revised agenda of the shareholders’ meeting at the latest on the 15th day preceding the date of the shareholders’ meeting. The right to request that items be added to the agenda or that proposed resolutions in relation to existing agenda items be submitted does not apply in case of a second shareholders’ meeting that must be convened because the quorum was not obtained during the first shareholders’ meeting.

Within the limits of Article 7:139 of the Belgian Companies Code, our directors and our auditor shall answer, during the shareholders’ meeting, any questions raised by shareholders. Shareholders may ask questions either during the meeting or in writing, provided that we receive the written question at the latest on the sixth day preceding the date of the shareholders’ meeting.

Quorum and Majority Requirements

Each of our shares is entitled to one vote except for shares owned by us, or by any of our subsidiaries, the voting rights of which are suspended. Without prejudice to the specific rights and obligations attached to the Restricted Shares, the shares held by our principal shareholders do not entitle such shareholders to different voting rights.

Save as provided in the Belgian Companies Code and our articles of association, there will be no quorum requirement at our shareholders’ meetings and decisions will be taken by a simple majority vote.

Resolutions relating to amendments of our articles of association or a merger or split are subject to special quorum and majority requirements. Specifically, any resolution on these matters will require the presence in person or by proxy of shareholders holding an aggregate of at least 50% of our issued share capital, and the approval of at least 75% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, the quorum requirement will not apply. However, the special majority requirement will continue to apply.

Resolutions relating to the modification of the rights attached to a particular class of our shares are subject to special quorum and majority requirements. Specifically, any resolution on these matters will require the presence in person or by proxy of shareholders holding an aggregate of at least 50% of the issued share capital in each class of our shares and the approval of at least 75% of the votes cast at the meeting in each class of our shares (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, the quorum requirement will not apply. However, the special majority requirement will continue to apply.

Any modification of our corporate purpose will require a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a qualified majority of at least 80% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, no quorum will be required, but the relevant resolution must be approved by a qualified majority of at least 80% of the votes cast at the meeting (not counting abstentions).

Any authorization to repurchase shares will require a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions). If there is no quorum, a second meeting must be convened. At the second meeting, no quorum will be required, but the relevant resolution must be approved by a qualified majority of at least 75% of the votes cast at the meeting (not counting abstentions).

Pursuant to Article 40 of our articles of association, any acquisition or disposal of tangible assets by us for an amount higher than the value of one-third of our consolidated total assets as reported in our most recent audited consolidated financial statements shall be within the exclusive jurisdiction of our shareholders’ meeting and shall be adopted with a positive vote of 75% of the shares attending or represented at the meeting, regardless of the number of shares attending or represented.

Dividends

All of our shares participate equally in our profits. Our Ordinary Shares (including our Ordinary Shares represented by our ADSs) and Restricted Shares have the same rights in relation to dividends and other distributions.

The Belgian Companies Code provides that dividends can only be paid up to an amount equal to the excess of our shareholders’ equity over the sum of (i) paid-up or called-up share capital and (ii) reserves not available for distribution pursuant to law or our articles of association. Under Belgian law and our articles of association, we must allocate an amount of 5% of our annual net profit on an unconsolidated basis to a legal reserve in our unconsolidated financial statements until such reserve equals 10% of our share capital.

In general, we may only pay dividends with the approval of the shareholders’ meeting. The annual dividend payment (if any) will be approved by our shareholders at our Ordinary Shareholders’ meeting and will be paid on the dates and the places determined by our board of directors. In addition, our Board may declare interim dividends without shareholder approval, in accordance with the provisions of the Belgian Companies Code and Article 44 of our articles of association. It is expected that our Board will decide the payment of dividends on a semi-annual basis.

See “Item 8. Financial Information—A. Consolidated Financial Statements and Other Financial Information—Dividend Policy” in the 2024 Form 20-F for further information on our current dividend policy.

Appointment of Directors

Under our articles of association, the directors are appointed as follows:

•	four independent directors will be appointed by our shareholders’ meeting upon proposal by our board of directors;

•

so long as the Stichting and/or any of its affiliates, any of their respective successors and/or successors’ affiliates own, in aggregate, more than 30% of the shares with voting rights in our share capital, eight directors will be appointed by our shareholders’ meeting upon proposal by the Stichting (and/or any of its affiliates, any of their respective successors and/or successors’ affiliates); and

•	so long as the Restricted Shareholders, together with their affiliates and/or any of their successors and/or successors’ affiliates, own in aggregate:

•	more than 13.5% of the shares with voting rights in our share capital, three directors will be appointed by our shareholders’ meeting upon proposal by the Restricted Shareholders;

•	more than 9% but not more than 13.5% of the shares with voting rights in our share capital, two directors will be appointed by our shareholders’ meeting upon proposal by the Restricted Shareholders;

•	more than 4.5% but not more than 9% of the shares with voting rights in our share capital, one director will be appointed by our shareholders’ meeting upon proposal by the Restricted Shareholders; and

•

4.5% or less than 4.5% of the shares with voting rights in our share capital, the Restricted Shareholders will no longer have the right to propose any candidate for appointment as a member of our board of directors and no directors will be appointed upon proposal by the Restricted Shareholders.

The percentage of shares with voting rights in our share capital necessary for the appointment of directors as described in this section is determined 120 days before our annual shareholders’ meeting, i.e. 31 December 2024 for the meeting to be held on 30 April 2025. For purposes of this calculation, the denominator is determined in accordance with rules set out in Section 20 of our articles of association, which excludes certain shares which have been disposed of by us from treasury since the completion of the combination with SAB.

Liquidation Rights

We can only be dissolved by a shareholders’ resolution passed in accordance with the conditions laid down for the amendment of our articles of association (i.e., with a majority of at least 75% of the votes cast (not counting abstentions) at an extraordinary shareholders’ meeting where at least 50% of the share capital is present or represented).

If, as a result of losses incurred, the ratio of our net assets (determined in accordance with Belgian legal and accounting rules) to share capital is less than 50%, our board of directors must convene an extraordinary shareholders’ meeting within two months as of the date upon which our board of directors discovered or should have discovered this undercapitalization. At this shareholders’ meeting, our board of directors must propose either the dissolution of the company or the continuation of the company, in which case, our board of directors must propose measures to redress our financial situation. Shareholders’ resolutions relating to our dissolution are adopted in accordance with the conditions laid down for the amendments of our articles of association.

If, as a result of losses incurred, the ratio of our net assets to share capital is less than 25%, the same procedure must be followed; provided, however, that in this instance, shareholders representing 25% of the votes validly cast at the relevant shareholders’ meeting can decide to dissolve the company. If the amount of our net assets has dropped below EUR 61,500 (the minimum amount of share capital of a Belgian limited liability company (société anonyme / naamloze vennootschap)), any interested party is entitled to request the competent court to dissolve the company. The court can order the dissolution of the company or grant a grace period within which we may remedy the situation.

In the event of our dissolution and liquidation, the assets remaining after payment of all debts and liquidation expenses shall be distributed to the holders of our shares, each receiving a sum proportional to the number of our shares held by them. Our Ordinary Shares and Restricted Shares have the same rights in relation to all proceeds of a dissolution, liquidation or winding-up.

Transactions with Major Shareholders

Pursuant to Article 41 of our Articles of Association, in the event of (i) a contribution in kind to us with assets owned by any person or entity which is required to file a transparency declaration pursuant to applicable Belgian law or a subsidiary of such person or entity or (ii) a merger of the company with such a person or entity or a subsidiary of such person or entity, then such person or entity and its subsidiaries shall not be entitled to vote on the resolution submitted to the shareholders’ meeting to approve such contribution in kind or merger.

Disclosure of Significant Shareholdings

In addition to the transparency disclosure thresholds set out by the applicable Belgian legislation (i.e., 5%, 10%, 15% and so on in five percentage point increments), the disclosure obligation set out in such legislation shall also apply as soon as the amount of securities giving voting rights, voting rights and assimilated financial instruments held by a person acting alone or by persons acting in concert reaches, exceeds or falls below a 3% or 7.5% threshold of the total outstanding voting rights. For details of our major shareholders, see “Item 7. Major Shareholders and Related Party Transactions—A. Major Shareholders” in the 2024 Form 20-F.

Mandatory Bid

Public takeover bids for our shares and other securities, if any, are subject to supervision by the FSMA. Any public takeover bids must be extended to all of our voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus which has been approved by the FSMA prior to publication.

Belgium has implemented the Thirteenth Company Law Directive (European Directive 2004/25/EC of 21 April 2004) in the Belgian Law of 1 April 2007 on public takeover bids and the Belgian Royal Decree of 27 April 2007 on public takeover bids. The Belgian Law of 1 April 2007 on public takeover bids provides that a mandatory bid must be launched if a person, as a result of his or her own acquisition or the acquisition by persons acting in concert with him or her or by persons acting for his or her account, directly or indirectly holds more than 30% of the voting rights in a company having its registered office in Belgium and of which at least part of the voting securities are traded on a regulated market or on a multilateral trading facility, as designated by the Belgian Royal Decree of 27 April 2007 on public takeover bids (as set out in “Item 7. Major Shareholders and Related Party Transactions—A. Major Shareholders—Shareholding Structure” in the 2024 Form 20-F).

The mere fact of exceeding the relevant threshold through the acquisition of shares will give rise to a mandatory bid, irrespective of whether the price paid in the relevant transaction exceeds the current market price. The duty to launch a mandatory bid does not apply in case of an acquisition if it can be shown that a third party exercises control over us or that such third party holds a larger stake than the person holding 30% of the voting rights.

There are several provisions of Belgian company law and certain other provisions of Belgian law, such as the obligations to disclose significant shareholdings and merger control regulations, that may apply to us and which may make an unsolicited tender offer, merger, change in management or other change in control more difficult. These provisions could discourage potential takeover attempts that other shareholders may consider to be in their best interest and could adversely affect the market price of our shares. These provisions may also have the effect of depriving the shareholders of the opportunity to sell their shares at a premium.

In addition, the board of directors of a Belgian company may, in certain instances and subject to prior authorization by the shareholders, deter or frustrate public takeover bids through dilutive issuances of equity securities (pursuant to the company’s authorized capital) or through share buy-backs (i.e., the purchase of our own shares).

Limitations on the Right to Own Securities

Neither Belgian law nor our articles of association imposes any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Description of Debt Securities

Terms Applicable to the 5.000% Notes due 2034

The fixed rate notes due 2034 (the “March 2024 Notes”) will bear interest at a rate of 5.000% per year. The Notes will be issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the March 2024 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”). The March 2024 Notes are listed on the New York Stock Exchange.

The March 2024 Notes are issued under a supplemental indenture to the indenture dated as of April 4, 2018 (the “Indenture”, with respect to the March 2024 Notes), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the Notes and the Indenture should be read together with “Description of Debt Securities - Terms Applicable to the March 2024 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the March 2024 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The March 2024 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The March 2024 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The March 2024 Notes are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The March 2024 Notes do not provide for any sinking fund.

The March 2024 Notes are initially limited to $1,000,000,000 aggregate principal amount and will mature on June 15, 2034.

Interest will accrue on the March 2024 Notes until the principal of such March 2024 Notes is paid or duly made available for payment. Interest on the March 2024 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of the March 2024 Notes or the date fixed for redemption or payment in connection with an acceleration of the March 2024 Notes is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the March 2024 Notes will be paid to the persons in whose names the March 2024 Notes are registered at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The March 2024 Notes may, in addition, be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” below and may be redeemed prior to maturity in the circumstances described under “—Optional Tax Redemption” below.

Optional Redemption

The Issuer may, at its option, redeem the March 2024 Notes, as a whole or in part at any time prior to the applicable Par Call Date (as set forth in the table below), upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the March 2024 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the March 2024 Notes to be redeemed as if the March 2024 Notes to be redeemed matured on March 15, 2034 (three months prior to maturity) (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

The March 2024 Notes will be redeemable in whole or in part, at the Issuer’s option at any time and from time to time on or after March 15, 2034 (three months prior to maturity), at a redemption price equal to 100% of the principal amount of the March 2024 Notes being redeemed, plus accrued and unpaid interest to, but excluding the date of redemption.

Optional Tax Redemption

The March 2024 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the March 2024 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities—Terms Applicable to the March 2024 Notes—Additional Amounts” below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after March 19, 2024 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the March 2024 Notes and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities—Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes—Additional Amounts” below; provided, however, that the April 2020 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the March 2024 Notes to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the 3.500% Notes due 2030, 4.350% Notes due 2040, 4.500% Notes due 2050 and 4.600% Notes due 2060

The fixed rate notes due 2030 (the “2030 Notes”) will bear interest at a rate of 3.500% per year, the fixed rate notes due 2040 (the “2040 Notes”) will bear interest at a rate of 4.350% per year, the fixed rate notes due 2050 (the “2050 Notes”) will bear interest at a rate of 4.500% per year and the fixed rate notes due 2060 (the “2060 Notes”, and together with the 2030 Notes, the 2040 Notes and the 2050 Notes, the “April 2020 Notes”) will bear interest at a rate of 4.600% per year. The Notes will be issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the April 2020 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”). Each series of the April 2020 Notes is listed on the New York Stock Exchange.

Each series of the April 2020 Notes is issued under a separate supplemental indenture to the indenture dated as of April 4, 2018 (the “Indenture”, with respect to the April 2020 Notes), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the Notes and the Indenture should be read together with “Description of Debt Securities—Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the April 2020 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The April 2020 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The April 2020 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The April 2020 Notes are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The April 2020 Notes do not provide for any sinking fund.

The 2030 Notes are initially limited to $1,750,000,000 aggregate principal amount and will mature on June 1, 2030. The 2040 Notes are initially limited to $1,000,000,000 aggregate principal amount and will mature on June 1, 2040. The 2050 Notes are initially limited to $2,250,000,000 aggregate principal amount and will mature on June 1, 2050. The 2060 Notes are initially limited to $1,000,000,000 aggregate principal amount and will mature on June 1, 2060.

Interest will accrue on the April 2020 Notes of each series until the principal of such April 2020 Notes is paid or duly made available for payment. Interest on the April 2020 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any April 2020 Note or the date fixed for redemption or payment in connection with an acceleration of any April 2020 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the April 2020 Notes will be paid to the persons in whose names the April 2020 Notes are registered at the close of business on the May 17 and November 16 immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The April 2020 Notes may, in addition, be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” below and may be redeemed prior to maturity in the circumstances described under “—Optional Tax Redemption” below.

Optional Redemption

The Issuer may, at its option, redeem each series of April 2020 Notes, as a whole or in part at any time prior to the applicable Par Call Date (as set forth in the table below), upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the April 2020 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the April 2020 Notes to be redeemed as if the April 2020 Notes to be redeemed matured on the applicable Par Call Date (as defined herein) (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Spread (as defined below) for such series of April 2020 Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

Each of the April 2020 Notes will be redeemable in whole or in part, at the Issuer’s option at any time and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the April 2020 Notes being redeemed, plus accrued and unpaid interest to, but excluding the date of redemption.

Series	Par Call Date	Spread
2030 Notes	March 1, 2030 (three months prior to maturity)	45 bps
2040 Notes	December 1, 2039 (six months prior to maturity)	50 bps
2050 Notes	December 1, 2049 (six months prior to maturity)	50 bps
2060 Notes	December 1, 2059 (six months prior to maturity)	50 bps

“Independent Investment Banker” means, with respect to the April 2020 Notes, Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means, with respect to the April 2020 Notes, (i) Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

Optional Tax Redemption

A series of April 2020 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the April 2020 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities—Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes—Additional Amounts” below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after April 1, 2020 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the April 2020 Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities—Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes —Additional Amounts” below; provided, however, that the April 2020 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the April 2020 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the 4.750% Notes due 2029, 4.900% Notes due 2031, 5.450% Notes due 2039, 5.550% Notes due 2049 and 5.800% Notes due 2059

The fixed rate notes due 2029 (the “2029 Notes”) will bear interest at a rate of 4.750% per year, the fixed rate notes due 2031 (the “2031 Notes”) will bear interest at a rate of 4.900% per year, the fixed rate notes due 2039 (the “2039 Notes”) will bear interest at a rate of 5.450% per year, the fixed rate notes due 2049 (the “2049 Notes”) will bear interest at a rate of 5.550% per year and the fixed rate notes due 2059 (the “2059 Notes” and together with the 2029 Notes, the 2039 Notes and the 2049 Notes, the “January 2019 Notes”) will bear interest at a rate of 5.800% per year. The Notes are issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the January 2019 Notes) and are fully and unconditionally guaranteed by Anheuser-

Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”, with respect to the January 2019 Notes). Each series of the January 2019 Notes are listed on the New York Stock Exchange.

Each series of the January 2019 Notes is issued under a separate supplemental indenture to the indenture dated as of April 4, 2018 (the “Indenture”, with respect to the January 2019 Notes), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the Notes and the Indenture should be read together with “Description of Debt Securities—Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the January 2019 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The January 2019 Notes are senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The January 2019 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The January 2019 Notes were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The January 2019 Notes do not provide for any sinking fund.

The 2029 Notes are initially limited to $4,250,000,000 aggregate principal amount and will mature on 23 January 2029. The 2031 Notes are initially limited to $750,000,000 aggregate principal amount and will mature on 23 January 2031. The 2039 Notes are initially limited to $2,000,000,000 aggregate principal amount and will mature on 23 January 2039. The 2049 Notes are initially limited to $4,000,000,000 aggregate principal amount and will mature on 23 January 2049. The 2059 Notes are initially limited to $2,000,000,000 aggregate principal amount and will mature on 23 January 2059.

Interest will accrue on the January 2019 Notes of each series until the principal of such January 2019 Notes is paid or duly made available for payment. Interest on the January 2019 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any January 2019 Note or the date fixed for redemption or payment in connection with an acceleration of any January 2019 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the January 2019 Notes will be paid to the persons in whose names the January 2019 Notes are registered at the close of business on the 8 January and 8 July immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The January 2019 Notes may, in addition, be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” below and may be redeemed prior to maturity in the circumstances described under “—Optional Tax Redemption” below.

Optional Redemption

The Issuer may, at its option, redeem each series of January 2019 Notes, as a whole or in part at any time prior to the applicable Par Call Date (as set forth in the table below), upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the January 2019 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the January 2019 Notes to be redeemed as if the January 2019 Notes to be redeemed matured on the applicable Par Call Date (as defined herein) (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Spread (as defined herein) for such series of January 2019 Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

Each of the January 2019 Notes will be redeemable in whole or in part, at the Issuer’s option at any time and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the January 2019 Notes being redeemed, plus accrued and unpaid interest to, but excluding the date of redemption.

Series	Par Call Date	Spread
2029 Notes	23 October 2028 (three months prior to maturity)	30 bps
2031 Notes	23 October 2030 (three months prior to maturity)	35 bps
2039 Notes	23 July 2038 (six months prior to maturity)	40 bps
2049 Notes	23 July 2048 (six months prior to maturity)	40 bps
2059 Notes	23 July 2058 (six months prior to maturity)	45 bps

“Independent Investment Banker” means, with respect to the January 2019 Notes, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means, with respect to the January 2019 Notes, (i) Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

Optional Tax Redemption

A series of January 2019 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the January 2019 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities—Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes—Additional Amounts”), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after January 10, 2019 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the January 2019 Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities—Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes—Additional Amounts” below; provided, however, that the Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the January 2019 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the January 2019 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the 4.000% Notes due 2028, the 4.375% Notes due 2038, the 4.600% Notes due 2048 and the 4.750% Notes due 2058:

The fixed rate notes due 2028 (the “2028 Notes”) will bear interest at a rate of 4.000% per year, the fixed rate notes due 2038 (the “2038 Notes”) will bear interest at a rate of 4.375% per year, the fixed rate notes due 2048 (the “2048 Notes”) will bear interest at a rate of 4.600% per year and the fixed rate notes due 2058 (the “2058 Notes” and together with the 2028 Notes, the 2038 Notes and the 2048 Notes, the “April 2018 Notes”) will bear interest at a rate of 4.750% per year.

The April 2018 Notes are issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the April 2018 Notes) and are fully and unconditionally guaranteed by the Parent Guarantor, Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”, with respect to the April 2018 Notes). The April 2018 Notes are listed on the New York Stock Exchange.

Each series of the April 2018 Notes was issued under a separate supplemental indenture to the indenture dated as of April 4, 2018 (the “Indenture”, with respect to the April 2018 Notes), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the Notes and the Indenture should be read together with “Description of Debt Securities—Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the April 2018 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The 2028 Notes were initially limited to $2,500,000,000 aggregate principal amount and will mature on April 13, 2028. The 2038 Notes were initially limited to $1,500,000,000 aggregate principal amount and will mature on April 15, 2038. The 2048 Notes were initially limited to $2,500,000,000 aggregate principal amount and will mature on April 15, 2048. The 2058 Notes were initially limited to $1,500,000,000 aggregate principal amount and will mature on April 15, 2058. The April 2018 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer.

Interest on the April 2018 Notes will be paid to the persons in whose names the April 2018 Notes are registered at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The April 2018 Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and all of the outstanding April 2018 Notes may be redeemed prior to maturity in the circumstances described under “—Optional Tax Redemption.”

Optional Redemption

The Issuer may, at its option, redeem each series of April 2018 Notes, as a whole or in part at any time prior to the applicable Par Call Date (as set forth in the table below), upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the April 2018 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the April 2018 Notes to be redeemed as if the April 2018 Notes to be redeemed matured on the applicable Par Call Date (as defined herein) (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Spread (as defined herein) for such series of Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

Each of the April 2018 Notes will be redeemable in whole or in part, at the Issuer’s option at any time and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the April 2018 Notes being redeemed, plus accrued and unpaid interest to, but excluding the date of redemption.

Series	Par Call Date	Spread
2028 Notes	January 13, 2028 (three months prior to maturity)	20 bps
2038 Notes	October 15, 2037 (six months prior to maturity)	25 bps
2048 Notes	October 15, 2047 (six months prior to maturity)	25 bps
2058 Notes	October 15, 2057 (six months prior to maturity)	25 bps

“Independent Investment Banker” means, with respect to the April 2018 Notes, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or Mizuho Securities USA LLC, as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means, with respect to the April 2018 Notes, (i) Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA LLC, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

Optional Tax Redemption

A series of April 2018 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the April 2018 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities—Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes—Additional Amounts”), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after March 20, 2018 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities—Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes—Additional Amounts” below; provided, however, that the April 2018 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the April 2018 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the March 2024 Notes

For the purposes of this section “—Terms Applicable to the March 2024 Notes”: (i) the term “Notes” or “debt securities” shall refer to the March 2024 Notes, (ii) the term “Issuer” shall refer to the Issuer under the March 2024 Notes, (iii) the term “Guarantor” shall refer to any Guarantor under the March 2024 Notes and (iv) the term “Indenture” shall refer to the Indenture under the March 2024 Notes.

Event of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(d)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(e)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (c) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under each indenture. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on the Notes. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring Notes to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 100 South 4th Street, Suite 550, St. Louis, MO 63102.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the Notes or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the Holders of the Notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the Holders of the Notes;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

•	to modify the restrictions on and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the Notes and create and issue additional Notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

•

to add any Subsidiary of the Parent Guarantor as a Guarantor or a co-Issuer with respect to any series of notes, or to convert a Guarantor into a co-Issuer with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee and provided in each case that the obligations of any co-Issuer will be joint and several with the Issuer;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus;

•

to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus; or

•	to make any other change that does not materially adversely affect the interests of the holders of the notes affected thereby.

Interest will accrue on the Notes of each series until the principal of such Notes is paid or duly made available for payment. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any Note or the date fixed for redemption or payment in connection with an acceleration of any Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.

A notice of redemption may, at the discretion of the Issuer, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed).

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If fewer than all of the Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Notes of such series or portions thereof for redemption from the outstanding Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate, provided that if the Notes of a series are represented by one or more global notes, interests in such global notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.

Additional Notes

The Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) maturing on the same maturity date as the other Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding Notes of that series in all respects (or in all respects except for the issue date and the principal amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding Notes of that series, provided that either (i) such Additional Notes are fungible with the Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such Additional Notes shall have a separate CUSIP number. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the Notes.

Guarantee

Each debt security will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. One or more of the following Subsidiary Guarantors, which are subsidiaries of the Parent Guarantor, may, along with the Parent Guarantor, jointly and severally guarantee the debt securities on a full, unconditional and irrevocable basis:

•	Anheuser-Busch Companies, LLC

•	Anheuser-Busch InBev Worldwide Inc.

•	Anheuser-Busch InBev Finance Inc.

•	Brandbev S.à r.l.

•	Brandbrew S.A.

•	Cobrew NV

The Subsidiary Guarantors, if any, for any particular series of debt securities will be specified in the applicable prospectus supplement. The Issuer of a particular series of securities will not act as a Subsidiary Guarantor for that series.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees;” the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors”.

All such Guarantees are set forth in each indenture, or a supplement thereto, and may take the form of a guarantee to be endorsed on a particular series of securities or a global guarantee that applies to multiple series of securities under an indenture. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations”.

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, as defined below, if any) due under the debt securities in accordance with each indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee and such Subsidiary Guarantee shall thereupon terminate and be discharged of no further force or effect, in the event that at substantially the same time its Guarantee of the debt securities is terminated, (i) (for so long as any commitments remain outstanding under the 2010 Senior Facilities Agreement) the relevant Subsidiary Guarantor is or has been released from its guarantee of 2010 Senior Facilities Agreement (as defined in the 2024 Form 20-F under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) or is no longer a guarantor under the 2010 Senior Facilities Agreement, and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this paragraph, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities issued pursuant to the indentures dated 12 January 2009, 16 October 2009 and 16 December 2016, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as Issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, (B) the debt securities issued pursuant to the indentures dated 17 January 2013, 25 January 2016 and 15 May 2017, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as Issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, (C) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (D) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released; provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, Brandbrew S.A. and/or Brandbev S.à r.l., whose guarantees are subject to certain limitations described below, shall be entitled to terminate its Guarantee, and the trustee under each indenture shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under each indenture, in the event that Brandbrew S.A. or Brandbev S.à r.l determines that under the rules, regulations or interpretations of the SEC it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under each indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, Brandbrew S.A. and/or Brandbev S.à r.l. will be entitled to amend or modify by execution of indentures supplemental to each indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by Brandbrew S.A. or Brandbev S.à r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l., (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the Debt Securities and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in article 34 of the Luxembourg Law of 2002, and as implemented by the Luxembourg Regulation) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below); and

(b)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in article 34 of the Luxembourg Law of 2002, and as implemented by the Luxembourg Regulation) as reflected in its most recent annual accounts available as of the date of the applicable Indenture and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below).

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities.

In addition, the obligations and liabilities of such Luxembourg Guarantor under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance as contained in articles 49-6 or 168, as applicable, of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended.

“Other Guaranteed Facilities” means:

(1)	any debt securities issued by Anheuser-Busch Companies, LLC under any of the following indentures:

(a)

the Indenture, dated August 1, 1995, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to Chemical Bank), as trustee;

(b)

the Indenture, dated July 1, 2001, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee; and

(c)

the Indenture, dated October 1, 2007, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee;

(2)	the 2010 Senior Facilities Agreement;

(3)

any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €15,000,000,000 Euro Medium Term Note Programme originally entered into on 16 January 2009, as the same may be amended from time to time;

(4)	any debt securities issued or guaranteed by Brandbrew, Brandbev or the Parent Guarantor under the €40,000,000,000 Euro Medium Term Note Programme originally entered into on 6 December 2016;

(5)

any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €40,000,000,000 Euro Medium Term Note Programme originally entered into on 20 December 2017, as the same may be amended from time to time;

(6)

any debt securities issued by Anheuser-Busch InBev Worldwide and guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the indentures dated 12 January 2009, 16 October 2009, 16 December 2016 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee;

(7)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around June 6, 2011, as amended and restated on or around 20 August 2014;

(8)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the indentures dated 17 January 2013, 25 January 2016 and 15 May 2017, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee; and

(9)	any refinancing (in whole or part) of any of the above items for the same or a lower amount.

Certain Covenants

Limitation on Liens

So long as any of the debt securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the debt securities (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith; provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon; provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the applicable indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits; provided that the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under each indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o); provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	sale-leaseback transactions.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the debt securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness; provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the debt securities (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under that indenture and other agreements relating thereto.

Substitution of an Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) any Issuer or Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation or (ii) an Issuer may at any time substitute for itself either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume such Issuer’s or Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and each indenture, as applicable, except that if the Parent Guarantor is merged into any corporation organized under the laws of the Kingdom of Belgium via a “merger by absorption” in accordance with the Belgian Companies Code, that successor company shall, by virtue of the operation of Belgian law and without any further action by the Parent Guarantor or its successor, assume the obligations of the Parent Guarantor under the Guarantees and each indenture and no express assumption will be required;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

such Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease, conveyance or substitution, no Event of Default shall be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and each indenture, as applicable, are fully, irrevocably and unconditionally guaranteed by the Guarantors (other than the Substitute Issuer, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the applicable Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder); provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of additional amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the debt securities are listed, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indentures

Each indenture provides that the applicable Issuer and the Guarantors will be discharged from any and all obligations in respect of such indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the applicable Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the applicable Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Redemption — Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the applicable Issuer or Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the applicable indenture by the applicable Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

Each indenture also provides that the applicable Issuer and the Guarantors need not comply with certain covenants of such indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the applicable Issuer or the Guarantors irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance”.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the debt securities, such Guarantor will make all payments in respect of the debt securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the debt securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(g)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(h)	are payable for any combination of (a) through (g) above.

References to principal or interest in respect of the debt securities shall be deemed to include any Additional Amounts, which may be payable as set forth in each indenture.

In addition, any amounts to be paid by an Issuer or any Guarantor on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor any Issuer will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to an Issuer at any time when it is incorporated in a jurisdiction outside of the United States. The prospectus supplement relating to the debt securities may describe additional circumstances in which the Guarantors would not be required to pay additional amounts.

Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes

For the purposes of this section “—Terms Applicable to the April 2020 Notes, January 2019 Notes and April 2018 Notes”: (i) the term “Notes” or “debt securities” shall refer to the April 2020 Notes, January 2019 Notes and April 2018 Notes, (ii) the term “Issuer” shall refer to the Issuer under the April 2020 Notes, January 2019 Notes and April 2018 Notes, (iii) the term “Guarantor” shall refer to any Guarantor under the April 2020 Notes, January 2019 Notes and April 2018 Notes and (iv) the term “Indenture” shall refer to the Indenture under the April 2020 Notes, January 2019 Notes and April 2018 Notes.

Event of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(d)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(e)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (c) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under each indenture. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on the Notes. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring Notes to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 100 South 4th Street, Suite 550, St. Louis, MO 63102.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the Notes or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the Holders of the Notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the Holders of the Notes;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

•	to modify the restrictions on and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the Notes and create and issue additional Notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

•

to add any Subsidiary of the Parent Guarantor as a Guarantor or a co-Issuer with respect to any series of notes, or to convert a Guarantor into a co-Issuer with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee and provided in each case that the obligations of any co-Issuer will be joint and several with the Issuer;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus;

•

to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus; or

•	to make any other change that does not materially adversely affect the interests of the holders of the notes affected thereby.

Interest will accrue on the Notes of each series until the principal of such Notes is paid or duly made available for payment. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any Note or the date fixed for redemption or payment in connection with an acceleration of any Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as if such Notes had matured on the applicable Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes through the applicable Par Call Date.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

A notice of redemption may, at the discretion of the Issuer, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed).

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If fewer than all of the Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Notes of such series or portions thereof for redemption from the outstanding Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate, provided that if the Notes of a series are represented by one or more global notes, interests in such global notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.

Additional Notes

The Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) maturing on the same maturity date as the other Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding Notes of that series in all respects (or in all respects except for the issue date and the principal amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding Notes of that series, provided that either (i) such Additional Notes are fungible with the Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such Additional Notes shall have a separate CUSIP number. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the Notes.

Guarantee

Each debt security will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. One or more of the following Subsidiary Guarantors, which are subsidiaries of the Parent Guarantor, may, along with the Parent Guarantor, jointly and severally guarantee the debt securities on a full, unconditional and irrevocable basis:

•	Anheuser-Busch Companies, LLC

•	Anheuser-Busch InBev Worldwide Inc.

•	Anheuser-Busch InBev Finance Inc.

•	Brandbev S.à r.l.

•	Brandbrew S.A.

•	Cobrew NV

The Subsidiary Guarantors, if any, for any particular series of debt securities will be specified in the applicable prospectus supplement. The Issuer of a particular series of securities will not act as a Subsidiary Guarantor for that series.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees;” the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors”.

All such Guarantees are set forth in each indenture, or a supplement thereto, and may take the form of a guarantee to be endorsed on a particular series of securities or a global guarantee that applies to multiple series of securities under an indenture. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations”.

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, as defined below, if any) due under the debt securities in accordance with each indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee and such Subsidiary Guarantee shall thereupon terminate and be discharged of no further force or effect, in the event that at substantially the same time its Guarantee of the debt securities is terminated, (i) (for so long as any commitments remain outstanding under the 2010 Senior Facilities Agreement) the relevant Subsidiary Guarantor is or has been released from its guarantee of 2010 Senior Facilities Agreement (as defined in the 2024 Form 20-F under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) or is no longer a guarantor under the 2010 Senior Facilities Agreement, and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this paragraph, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities issued pursuant to the indentures dated 12 January 2009, 16 October 2009 and 16 December 2016, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as Issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, (B) the debt securities issued pursuant to the indentures dated 17 January 2013, 25 January 2016 and 15 May 2017, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as Issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, (C) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (D) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released; provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, Brandbrew S.A. and/or Brandbev S.à r.l., whose guarantees are subject to certain limitations described below, shall be entitled to terminate its Guarantee, and the trustee under each indenture shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under each indenture, in the event that Brandbrew S.A. or Brandbev S.à r.l determines that under the rules, regulations or interpretations of the SEC it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under each indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, Brandbrew S.A. and/or Brandbev S.à r.l. will be entitled to amend or modify by execution of indentures supplemental to each indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by Brandbrew S.A. or Brandbev S.à r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l., (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the Debt Securities and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in article 34 of the Luxembourg Law of 2002, and as implemented by the Luxembourg Regulation) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below); and

(b)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in article 34 of the Luxembourg Law of 2002, and as implemented by the Luxembourg Regulation) as reflected in its most recent annual accounts available as of the date of the applicable Indenture and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below).

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities.

In addition, the obligations and liabilities of such Luxembourg Guarantor under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance as contained in articles 49-6 or 168, as applicable, of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended.

“Other Guaranteed Facilities” means:

(1)	any debt securities issued by Anheuser-Busch Companies, LLC under any of the following indentures:

(a)

the Indenture, dated August 1, 1995, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to Chemical Bank), as trustee;

(b)

the Indenture, dated July 1, 2001, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee; and

(c)

the Indenture, dated October 1, 2007, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee;

(2)	the 2010 Senior Facilities Agreement;

(3)

any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €15,000,000,000 Euro Medium Term Note Programme originally entered into on 16 January 2009, as the same may be amended from time to time;

(4)	any debt securities issued or guaranteed by Brandbrew, Brandbev or the Parent Guarantor under the €40,000,000,000 Euro Medium Term Note Programme originally entered into on 6 December 2016;

(5)

any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €40,000,000,000 Euro Medium Term Note Programme originally entered into on 20 December 2017, as the same may be amended from time to time;

(6)

any debt securities issued by Anheuser-Busch InBev Worldwide and guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the indentures dated 12 January 2009, 16 October 2009, 16 December 2016 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee;

(7)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around June 6, 2011, as amended and restated on or around 20 August 2014;

(8)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the indentures dated 17 January 2013, 25 January 2016 and 15 May 2017, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee; and

(9)	any refinancing (in whole or part) of any of the above items for the same or a lower amount.

Certain Covenants

Limitation on Liens

So long as any of the debt securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the debt securities (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith; provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon; provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the applicable indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits; provided that the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under each indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o); provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	sale-leaseback transactions.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the debt securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness; provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the debt securities (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under that indenture and other agreements relating thereto.

Substitution of an Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) any Issuer or Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation or (ii) an Issuer may at any time substitute for itself either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume such Issuer’s or Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and each indenture, as applicable, except that if the Parent Guarantor is merged into any corporation organized under the laws of the Kingdom of Belgium via a “merger by absorption” in accordance with the Belgian Companies Code, that successor company shall, by virtue of the operation of Belgian law and without any further action by the Parent Guarantor or its successor, assume the obligations of the Parent Guarantor under the Guarantees and each indenture and no express assumption will be required;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

such Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease, conveyance or substitution, no Event of Default shall be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and each indenture, as applicable, are fully, irrevocably and unconditionally guaranteed by the Guarantors (other than the Substitute Issuer, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the applicable Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder); provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of additional amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the debt securities are listed, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indentures

Each indenture provides that the applicable Issuer and the Guarantors will be discharged from any and all obligations in respect of such indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the applicable Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the applicable Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Redemption — Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the applicable Issuer or Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the applicable indenture by the applicable Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

Each indenture also provides that the applicable Issuer and the Guarantors need not comply with certain covenants of such indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the applicable Issuer or the Guarantors irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance”.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the debt securities, such Guarantor will make all payments in respect of the debt securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the debt securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(g)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(h)	are payable for any combination of (a) through (g) above.

References to principal or interest in respect of the debt securities shall be deemed to include any Additional Amounts, which may be payable as set forth in each indenture.

In addition, any amounts to be paid by an Issuer or any Guarantor on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor any Issuer will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to an Issuer at any time when it is incorporated in a jurisdiction outside of the United States. The prospectus supplement relating to the debt securities may describe additional circumstances in which the Guarantors would not be required to pay additional amounts.

Terms Applicable to the 4.950% Notes due 2042, 6.625% Notes due 2033, 5.875% Notes due 2035 (the “December 2016 Notes”)

The December 2016 Notes are issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the December 2016 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”, with respect to the December 2016 Notes). Each series of December 2016 Notes is listed on the New York Stock Exchange.

Each series of the December 2016 Notes was issued under a supplemental indenture to the indenture dated as of 16 December 2016 (the “Indenture”), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the December 2016 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The December 2016 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The December 2016 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The December 2016 Notes are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The December 2016 Notes do not provide for any sinking fund. The December 2016 Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

For purposes of the December 2016 Notes, “Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York and in London.

The December 2016 Notes will bear interest at the rate as specified in the table below and will mature as specified below.

Title of Series	Interest Rate	Maturity Date	Interest Accrues From
6.625% Notes due 2033	6.625%	15 August 2033	15 August 2016
5.875% Notes due 2035	5.875%	15 June 2035	15 December 2016
4.950% Notes due 2042	4.950%	15 January 2042	15 July 2016

We will pay interest on the December 2016 Notes to the person in whose name the December 2016 Notes are registered as follows.

Title of Series	Interest Payable Date(s)	Record Date(s)
6.625% Notes due 2033	15 February and 15 August	1 February and 1 August
5.875% Notes due 2035	15 June and 15 December	1 June and 1 December
4.950% Notes due 2042	15 January and 15 July	1 January and 1 July

Optional Redemption of the December 2016 Notes

Each series of the December 2016 Notes may be redeemed as a whole or in part, at our option, at any time and from time to time, on at least 30 days’, but not more than 60 days’, prior notice mailed (or otherwise transmitted in accordance with DTC procedures) to the registered address of each holder of the December 2016 Notes of such series to be redeemed. The redemption price will be calculated by the Independent Investment Banker, as such term is defined in the Indenture, and will be equal to the greater of (1) 100% of the principal amount of the December 2016 Notes of such series to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months or in the case of an incomplete month, the number of days elapsed), at a rate equal to the sum of the Treasury Rate (as defined below) plus a number of basis points equal to the applicable make-whole spread (as set forth in the table below). In the case of each of clauses (1) and (2), accrued but unpaid interest will be payable to the redemption date.

Title of Series	Make-Whole Spread
6.625% Notes due 2033	30 bps
5.875% Notes due 2035	30 bps
4.950% Notes due 2042	30 bps

Guarantees

Each December 2016 Note will benefit from unconditional, full and irrevocable guarantees (the “Guarantees”) by Anheuser-Busch InBev SA/NV, as the Parent Guarantor and Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch InBev Finance Inc., as Subsidiary Subsidiary Guarantors (collectively referred to as the “Guarantors”). These Guarantees are set forth in our Indenture and are subject to certain limitations set forth below under “—Guarantee Limitations.”

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, as defined below, if any) due under the December 2016 Notes. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that at substantially the same time its Guarantee of the December 2016 Notes is terminated, (i) (for so long as any commitments remain outstanding under the 2010 Senior Facilities Agreement) the relevant Subsidiary Guarantor is or has been released from its guarantee of 2010 Senior Facilities Agreement (as defined in the 2024 Form 20-F under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) or is no longer a guarantor under the 2010 Senior Facilities Agreement, (ii) (for so long as any commitments remain outstanding under the 2015 Senior Facilities Agreement) the relevant Subsidiary Guarantor is or has been released from its guarantee of the 2015 Senior Facilities Agreement or is no longer a guarantor under the 2015 Senior Facilities Agreement and (iii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this paragraph, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the December 2016 Notes issued pursuant to the Indenture, (B) the debt securities issued pursuant to the indentures dated 12 January 2009 and 16 October 2009 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee, (C) the debt securities issued pursuant to the indentures dated 17 January 2013 and 25 January 2016 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and the Trustee, (D) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (E) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, the Guarantees of Brandbrew S.A. and/or Brandbev S.à r.l., whose Guarantees are subject to certain limitations described below, will automatically and unconditionally be terminated, with respect to any or all series of the notes issued under each indenture, in the event that AB InBev determines that under the rules, regulations or interpretations of the SEC such Guarantor would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under each indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, Brandbrew S.A. and/or Brandbev S.à r.l. will be entitled to amend or modify by execution of indentures supplemental to each indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by Brandbrew S.A. or Brandbev S.à r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l. (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the Notes issued under each indenture and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to by article 34 of the law dated 19 December 2002 on the commercial register and annual accounts, as amended (the “Luxembourg Law of 2002”) and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account (the “Luxembourg Regulation”)) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indenture or the Other Guaranteed Facilities (as defined below); and

(b)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to by article 34 of the Luxembourg Law of 2002 and as implemented by the Luxembourg Regulation) as reflected in its most recent annual accounts available as of the date of the Indenture and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indenture or the Other Guaranteed Facilities.

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities.

In addition, the obligations and liabilities of Brandbrew S.A. under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance as contained in article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended.

“Other Guaranteed Facilities” means: (1) any debt securities issued by Anheuser-Busch Companies under (a) the indenture dated 1 August 1995, between Anheuser-Busch Companies, LLC (formerly Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to Chemical Bank), as trustee, (b) the indenture, dated 1 July 2001, between Anheuser-Busch Companies, LLC (formerly Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee and (c) the indenture, dated 1 October 2007, between Anheuser-Busch Companies, LLC (formerly Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee; (2) the 2010 Senior Facilities Agreement (as defined in the 2024 Form 20-F under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time); (3) the 2015 Senior Facilities Agreement; (4) any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €15,000,000,000 Euro Medium Term Note Programme originally entered into on 16 January 2009, as the same may be amended from time to time; (5) the debt securities issued pursuant to the indenture dated 12 January 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; (6) the debt securities issued pursuant to the indenture dated 16 October 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as Issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; (7) any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around 6 June 2011, as amended and restated on or around 20 August 2014; (8) any debt securities issued pursuant to the indentures dated 17 January 2013 and 25 January 2016 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; (9) any debt securities to be issued pursuant to the Indenture and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as issuer, the Parent Guarantor, the subsidiary guarantors named therein and the Trustee; and (10) any refinancing (in whole or part) of any of the above items or for the same or a lower amount.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under the Indenture. The trustee has two principal functions:

•

first, it can enforce a Holder’s rights against us if we default on the Notes. There are some limitations on the extent to which the trustee acts on a Holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the Holder’s interest payments, transferring Notes to a new buyer and sending notices to Holders.

We and some entities in the AB InBev Group maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor, St. Louis, Missouri 63101.

If an Event of Default occurs, or an event occurs that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the Notes or the Indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the Indenture and we would be required to appoint a successor trustee.

Additional Notes

The Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) maturing on the same maturity date as the other Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding Notes of that series in all respects (or in all respects except for the issue date and the principal amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding Notes of that series, provided that either (i) such Additional Notes are fungible with the Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such Additional Notes shall have a separate CUSIP number. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the Notes.

Substitution of an Issuer; Consolidation, Merger and Sale of Assets

The Issuer or any Guarantor, without the consent of the Holders of any of the Notes, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation or an Issuer may at any time substitute for itself either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the Notes (a “Substitute Issuer”), provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume the Issuer’s or Guarantor’s respective obligations under the Notes or the Guarantees, as the case may be, and each indenture, as applicable;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

the Issuer is not in default of any payments due under the Notes and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease, conveyance or substitution, no Event of Default shall be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the Notes and the Indenture are fully, irrevocably and unconditionally guaranteed by the Guarantors (other than the Substitute Issuer, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder), provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of Additional Amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the Notes are listed, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such Notes will continue to be listed on such stock exchange;

(iv)

each rating agency that rates the Notes, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such Notes will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references to any successor company.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the debt securities or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the Redemption Date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of the principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of Holders whose consent is required for any such agreement, without the consent of the Holders of the Notes then outstanding. To the extent that any changes directly affect fewer than all the series of the debt securities, only the consent of the Holders (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

(a)	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for Notes;

(b)

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture;

(c)

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

(d)	to add to the covenants of the Issuer or the Guarantors, for the benefit of the holders of Notes, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

(e)	to add any additional Events of Default for the benefit of the holders of Notes;

(f)

to add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of Holders with respect to such provision or (B) shall become effective only when there are no Notes outstanding;

(g)	to modify the restrictions on and procedures for resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

(h)	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

(i)

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (i) additional or different covenants, restrictions or conditions applicable to such series, (ii) additional or different Events of Default in respect of such series, (iii) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (iv) immediate enforcement of any Event of Default in respect of such series or (v) limitations upon the remedies available in respect of any Events of Default in respect of such series or upon the rights of the holders of securities of such series to waive any such Event of Default;

(j)

to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms hereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

(k)

to “reopen” the Notes and create and issue additional debt securities having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

(l)	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to the Notes, subject to applicable regulatory or contractual limitations relating to such Subsidiary’s Guarantee;

(m)	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “—Guarantees” above;

(n)	to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “—Guarantees” above; or

to make any other change that does not materially adversely affect the interests of the Holders.

Discharge and Defeasance

Discharge of Indentures

The Indenture provides that the Issuer and the Guarantors will be discharged from any and all obligations in respect of the Indenture (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

(a)	the Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

(b)	the Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

(c)

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Redemption—Optional Redemption of the Notes” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuer or Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the Indenture.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The Indenture also provides that the Issuer and the Guarantors need not comply with certain covenants of such indenture (including those described under “—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

(a)

the Issuer or the Guarantors irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the Notes then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

(b)	certain Events of Default, or events which with notice or lapse of time or both would become such an Event of Default, shall not have occurred and be continuing on the date of such deposit;

(c)

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

(d)

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their Notes in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of Notes beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such Notes in carrying on a business in such jurisdiction of incorporation; and

(e)

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance”.

Limitation on Liens

So long as the Notes remain outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the Notes (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the applicable indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under each indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an Event of Default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under the Indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the Notes, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by the Indenture as described below under “Sale-Leaseback Transactions Relating to Principal Plants” (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the Notes and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the Notes (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the Indenture and other agreements relating thereto.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided, further, that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

(a)	The Trustee must be given written notice that an Event of Default has occurred and remains uncured.

(b)

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

(c)	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

(d)	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

(e)	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

(f)

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the Notes, such Guarantor will make all payments in respect of the Notes without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by any Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Notes or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(h)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the Notes shall be deemed to include any Additional Amounts, which may be payable as set forth in each indenture.

In addition, any amounts to be paid by the Issuer or any Guarantor on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor any Issuer will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States.

Terms Applicable to the 4.700% Notes due 2036 and the 4.900% Notes due 2046

The fixed rate notes due 2036 (the “2036 Fixed Rate Notes”) will bear interest at a rate of 4.700% per year and the fixed rate notes due 2046 (the “2046 Fixed Rate Notes” and together with 2036 Fixed Rate Notes, the “January 2016 Notes”) will bear interest at a rate of 4.900% per year.

The January 2016 Notes are issued by Anheuser-Busch InBev Finance Inc. (the “Issuer”, with respect to the January 2016 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Worldwide Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”, with respect to the January 2016 Notes). Each series of January 2016 Notes is listed on the New York Stock Exchange.

Each series of the January 2016 Notes are issued under a supplemental indenture to the indenture dated January 25, 2016 (the “Indenture”, with respect to the January 2016 Notes), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the January 2016 Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the January 2016 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The January 2016 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The January 2016 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The January 2016 Notes were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The January 2016 Notes do not provide for any sinking fund. The January 2016 Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

The 2036 Fixed Rate Notes will be initially limited to $6,000,000,000 aggregate principal amount and will mature on 1 February 2036. The 2046 Fixed Rate Notes will be initially limited to $11,000,000,000 aggregate principal amount and will mature on 1 February 2046. Interest on the January 2016 Notes will be payable semi-annually in arrears on 1 February and 1 August of each year, commencing on 1 August 2016. Interest on the January 2016 Notes will accrue from 25 January 2016. The January 2016 Notes are senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer.

Interest will accrue on the January 2016 Notes of each series until the principal of such January 2016 Notes is paid or duly made available for payment. Interest on the January 2016 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any January 2016 Note or the date fixed for redemption or payment in connection with an acceleration of any January 2016 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the January 2016 Notes will be paid to the persons in whose names the January 2016 Notes are registered at the close of business on the 15 January and 15 July immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The January 2016 Notes, may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and may be redeemed prior to maturity in the circumstances described under “—Special Mandatory Redemption” and “—Optional Tax Redemption.”

Additional Notes

The January 2016 Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional January 2016 Notes (the “Additional Notes”) maturing on the same maturity date as the other January 2016 Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding January 2016 Notes of that series in all respects (or in all respects except for the issue date and the principal amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding January 2016 Notes of that series, provided that either (i) such Additional Notes are fungible with the January 2016 Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such Additional Notes shall have a separate CUSIP number. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the January 2016 Notes.

Optional Redemption

The Issuer may, at its option, redeem each series of January 2016 Notes, , as a whole or in part at any time prior to, the applicable Par Call Date (as set forth in the table below), upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the Fixed Rate Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes to be redeemed as if the Fixed Rate Notes to be redeemed matured on the applicable Par Call Date (as defined herein) for the 2036 Fixed Rate Notes and 2046 Fixed Rate Notes (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Spread (as defined herein) for such series of Fixed Rate Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such redemption date.

Each of the 2036 Fixed Rate Notes and the 2046 Fixed Rate Notes will be redeemable in whole or in part, at the Issuers option at any time and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes being redeemed, plus accrued and unpaid interest to, but excluding the date of redemption.

Series	Maturity Date/Par Call Date	Spread
2036 Fixed Rate Notes	1 August 2035 (six months prior to maturity)	30 bps
2046 Fixed Rate Notes	1 August 2045 (six months prior to maturity)	35 bps

“Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Fixed Rate Notes, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed as if such Fixed Rate Notes had matured on the applicable Par Call Date for the 2036 Fixed Rate Notes and the 2046 Fixed Rate Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Fixed Rate Notes through the applicable Par Call Date for the the 2036 Fixed Rate Notes and the 2046 Fixed Rate Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Barclays Capital Inc., Deutsche Bank Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) Barclays Capital Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the January 2016 Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the January 2016 Notes to be redeemed on such date. If fewer than all of the January 2016 Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular January 2016 Notes of such series or portions thereof for redemption from the outstanding January 2016 Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate, provided that if the January 2016 Notes of a series are represented by one or more global notes, interests in such global notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.

Optional Tax Redemption

A series of January 2016 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “—Additional Amounts” below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after 25 January 2016 (any such change or amendment, a “Change in Tax Law”, with respect to the

January 2016 Notes), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “—Additional Amounts” below; provided, however, that the January 2016 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the January 2016 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the Holders of the Notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the Holders of the Notes;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

•	to modify the restrictions on and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the Notes and create and issue additional Notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus;

•

to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus; or

•	to make any other change that does not materially adversely affect the interests of the holders of the notes affected thereby.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under each indenture. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the relevant indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor; St. Louis, Missouri 63101.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Substitution of an Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) any Issuer or Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation or (ii) an Issuer may at any time substitute for itself either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume such Issuer’s or Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and each indenture, as applicable, except that if the Parent Guarantor is merged into any corporation organized under the laws of the Kingdom of Belgium via a “merger by absorption” in accordance with the Belgian Companies Code, that successor company shall, by virtue of the operation of Belgian law and without any further action by the Parent Guarantor or its successor, assume the obligations of the Parent Guarantor under the Guarantees and each indenture and no express assumption will be required;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

such Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease, conveyance or substitution, no Event of Default shall be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and each indenture, as applicable, are fully, irrevocably and unconditionally guaranteed by the Guarantors (other than the Substitute Issuer, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the applicable Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder), provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of additional amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the debt securities are listed, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indentures

Each indenture provides that the applicable Issuer and the Guarantors will be discharged from any and all obligations in respect of such indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the applicable Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the applicable Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the applicable Issuer or Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the applicable indenture by the applicable Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

Each indenture also provides that the applicable Issuer and the Guarantors need not comply with certain covenants of such indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the applicable Issuer or the Guarantors irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance.”

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the Notes, such Guarantor will make all payments in respect of the Notes without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by any Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Notes or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(h)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the Notes shall be deemed to include any Additional Amounts, which may be payable as set forth in each indenture.

In addition, any amounts to be paid by the Issuer or any Guarantor on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor any Issuer will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States.

Terms Applicable to the 4.625% Notes due 2044

The fixed rate notes due 2044 (the “2044 Notes”) will bear interest at a rate of 4.625% per year.

The 2044 Notes are issued by Anheuser-Busch InBev Finance Inc. (the “Issuer”, with respect to the 2044 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Worldwide Inc., Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors”, and together with the Parent Guarantor, the “Guarantors”). The 2044 Notes are listed on the New York Stock Exchange.

The 2044 Notes are issued under a supplemental indenture to the indenture (the “Indenture”), dated January 17, 2013, among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the Notes and the Indenture should be read together with “Description of Debt Securities—Terms Applicable to the 2044 Notes and the 2043 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 2044 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The 2044 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The 2044 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The 2044 Notes are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The 2044 Notes do not provide for any sinking fund. The Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

The 2044 Notes are initially limited to $850,000,000 in aggregate principal amount and will mature on February 1, 2044. Interest on the 2044 Notes will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2014.

Interest will accrue on the 2044 Notes of each series until the principal of such 2044 Notes is paid or duly made available for payment. Interest on the 2044 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any 2044 Note or the date fixed for redemption or payment in connection with an acceleration of any 2044 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the 2044 Notes will be paid to the persons in whose names the 2044 Notes are registered at the close of business on the January 15 and July 15 immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The 2044 Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and all of the Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Tax Redemption.”

Additional Notes

The 2044 Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) maturing on the same maturity date as the other 2044 Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding 2044 Notes of that series in all respects (or in all respects except for the issue date and the amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding 2044 Notes of that series. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the 2044 Notes.

Optional Redemption

The Issuer may, at its option, redeem the 2044 Notes, as a whole or in part at any time upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the 2044 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 2044 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such redemption date.

“Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the 2044 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2044 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2044 Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or RBS Securities Inc., as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the 2044 Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the 2044 Notes to be redeemed on such date. If fewer than all of the 2044 Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular 2044 Notes of such series or portions thereof for redemption from the outstanding 2044 Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate.

Optional Tax Redemption

The 2044 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2044 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Terms Applicable to the 2044 Notes and 2043 Notes- Additional Amounts” below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after January 27, 2014 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the 2044 Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Terms Applicable to the 2044 Notes and 2043 Notes- Additional Amounts” below; provided, however, that the 2044 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the 2044 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the 2044 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the 4.000% Notes due 2043

The fixed rate notes due 2043 (the “2043 Notes”) will bear interest at a rate of 4.000% per year.

The 2043 Notes are issued by Anheuser-Busch InBev Finance Inc. (the “Issuer”, with respect to the 2013 Notes) and are fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Worldwide Inc., Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors”, and together with the Parent Guarantor, the “Guarantors”). The 2043 Notes are listed on the New York Stock Exchange.

The 2043 Notes are issued under a supplemental indenture to the indenture, dated January 17, 2013 (the “Indenture”), entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the 2043 Notes and the Indenture should be read together with “Description of Debt Securities - Terms Applicable to the 2044 Notes and the 2043 Notes” below. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 2043 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The 2043 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The 2043 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The Notes are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The 2043 Notes do not provide for any sinking fund. The 2043 Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

The 2043 Notes will be initially limited to $750,000,000 aggregate principal amount and will mature on 17 January 2043. Interest on the 2043 Notes will be payable semi-annually in arrears on 17 January and 17 July of each year, commencing on 17 July 2013.

Interest will accrue on the 2043 Notes until the principal of the 2043 Notes is paid or duly made available for payment. Interest on the 2043 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day acceleration of any January 2013 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the 2043 Notes will be paid to the persons in whose names the 2043 Notes are registered at the close of business on the January 1 and July 1, immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The 2043 Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and “—Optional Tax Redemption.”

Optional Redemption

The Issuer may, at its option, redeem the 2043 Notes as a whole or in part at any time upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the 2043 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 2043 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such redemption date.

“Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the 2043 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2043 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2043 Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, or RBS Securities Inc., as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and RBS Securities Inc., and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the 2043 Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the 2043 Notes to be redeemed on such date. If fewer than all of the 2043 Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Notes of such series or portions thereof for redemption from the outstanding 2043 Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate.

Optional Tax Redemption

The 2043 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2043 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities—Terms Applicable to the 2044 Notes and 2043 Notes—Additional Amounts” below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after 14 January 2013 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the 2043 Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities —Terms Applicable to the 2044 Notes and 2043 Notes—Additional Amounts” below; provided, however, that the 2043 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the 2043 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the 2043 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Terms Applicable to the 2044 Notes and the 2043 Notes

For the purposes of this section “—Terms Applicable to the 2044 Notes and the 2043 Notes”: (i) the term “Notes” or “debt securities” shall refer to the 2044 Notes and the 2043 Notes and (ii) the term “Issuer” shall refer to the Issuer under the 2044 Notes and the 2043 Notes, (iii) the term “Guarantor” shall refer to any Guarantor under the 2044 Notes and the 2043 Notes and (iv) the term “Indenture” shall refer to the Indenture under the 2044 Notes and the 2043 Notes.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the Holders of the Notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the Holders of the Notes;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

•	to modify the restrictions on and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the Notes and create and issue additional Notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus;

•

to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus; or

•	to make any other change that does not materially adversely affect the interests of the holders of the notes affected thereby.

Guarantee

Each debt security will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. One or more of the following Subsidiary Guarantors, which are subsidiaries of the Parent Guarantor, may, along with the Parent Guarantor, jointly and severally guarantee the debt securities on a full, unconditional and irrevocable basis:

•	Anheuser-Busch Companies, LLC

•	Anheuser-Busch InBev Worldwide Inc.

•	Brandbev S.à r.l.

•	BrandBrew S.A.

•	Cobrew NV

The Subsidiary Guarantors, if any, for any particular series of debt securities will be specified in the applicable prospectus supplement.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees;” the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors.”

All such Guarantees are set forth in the indenture, or a supplement thereto. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations.”

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, if any) due under the debt securities in accordance with the indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Each of the Subsidiary Guarantors shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, in the event that at the time its Guarantee of the debt securities is terminated, (i) the relevant Subsidiary Guarantor is released from its guarantee of 2010 Senior Facilities Agreement (as defined in the 2024 Form 20-F under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources”) and the 2012 Facilities Agreement (as defined in note 16 to the financial statements contained in our Six-Month Report for the six-month period ended 30 June 2012), or is no longer a guarantor under either facility and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this clause, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities issued pursuant to the indentures dated 12 January 2009 and 16 October 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide, Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee, (B) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (C) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, BrandBrew S.A. and Brandbev S.à r.l., whose guarantee is subject to certain limitations described below shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under the indenture, in the event that BrandBrew S.A. or Brandbev S.à r.l determines that under the rules, regulations or interpretations of the SEC it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under the indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, BrandBrew S.A. and Brandbev S.à r.l. will be entitled to amend or modify by execution of an indenture supplemental to the indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by BrandBrew S.A. or Brandbev S.à r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by BrandBrew S.A. or Brandbev S.à r.l., (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the Notes and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)

the sum of such Luxembourg Guarantor’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (2) above) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its external auditor (réviseur d’entreprises), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee; and

(b)

the sum of such Luxembourg Guarantor’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under sub-paragraph (2) above) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in its most recent annual accounts available as of the date of the indenture.

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities.

In addition, the obligations and liabilities of BrandBrew S.A. under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to BrandBrew S.A.

“Other Guaranteed Facilities” means: (1) the 2010 Senior Facilities Agreement (as defined in the 2024 Form 20-F under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources”); (2) the 2012 Facilities Agreement (as defined in note 16 to the financial statements contained in our Six-Month Report for the six-month period ended 30 June 2012); (3) any debt securities guaranteed pursuant to the guarantee dated 18 November 2008 entered into by the Parent Guarantor (formerly InBev NV) and Anheuser-Busch Worldwide Inc. (formerly InBev Worldwide S.à r.l.); (4) the US$850,000,000 note purchase and guarantee agreement dated 22 October 2003 between, amongst others, the Parent Guarantor as issuer, Cobrew NV and BrandBrew S.A.; (5) any debt securities issued or guaranteed by BrandBrew S.A. or the Parent Guarantor under the €15,000,000,000 Euro Medium Term Note Programme entered into on 16 January 2009; (6) the debt securities issued pursuant to the indenture dated 12 January 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide, Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee; (7) the debt securities issued pursuant to the indenture dated 16 October 2009, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide, Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee; (8) any debt securities guaranteed by BrandBrew S.A. under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around 6 June 2011; (9) any debt securities to be guaranteed by BrandBrew S.A. and Brandbev S.à r.l. pursuant to the U.S. Commercial Paper Program to be entered into by the Company, the Parent Guarantor, BrandBrew S.A., Brandbev S.à r.l. and the other subsidiary guarantors listed therein on or prior to 31 March 2013; and (10) any refinancing (in whole or part) of any of the above items or for the same or a lower amount. In this respect, Brandbrev S.à r.l. will accede as a guarantor to the above items (other than (9)) on or around 20 December 2012.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under the indenture. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor; St. Louis, Missouri 63101.

Substitution of the Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) the Issuer or a Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation and (ii) the Issuer may at any time substitute for the Issuer either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume the Issuer’s or such Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and the indenture;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

the Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease or conveyance, no Event of Default shall have occurred and be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and the indenture are fully, irrevocably and unconditionally guaranteed by the Parent Guarantor and each Subsidiary Guarantor (if any) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder), provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of additional amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the debt securities are listed shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indenture

The indenture provides that the Issuer and the Guarantors will be discharged from any and all obligations in respect of the indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuer or the Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the indenture by the Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The indenture also provides that the Issuer and the Guarantors need not comply with certain covenants of the indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the Issuer (or the Guarantors) irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance.”

Certain Covenants

Limitation on Liens

So long as any of the debt securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the debt securities (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under the indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the debt securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by the indenture as described below under “Sale-Leaseback Financings” (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the Covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the debt securities (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the indenture and other agreements relating thereto.

Sale-Leaseback Transactions Relating to Principal Plants

(a)

Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

(b)

the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property and

(c)

subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(i)

purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of debt securities equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(ii)	repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(iii)	expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(iv)	effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

(d)	At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

(e)	an Officers’ Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(i)

the amount of debt securities theretofore redeemed and the amount of debt securities theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of debt securities purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(i)	the amount thereof previously credited under paragraph (d) below,

(ii)	the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(iii)

any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

(f)	a deposit with the Trustee for cancellation of the debt securities then being surrendered as set forth in such certificate.

(g)

Notwithstanding the restriction of paragraph (a) above, the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate principal amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

(h)

The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire debt securities under this covenant, for the principal amount of any debt securities deposited with the Trustee for the purpose and also for the principal amount of (i) any debt securities theretofore redeemed at the option of the Parent Guarantor and (ii) any debt securities previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the debt securities.

(i)

For purposes of this covenant, the amount or the principal amount of debt securities which are issued with original issue discount shall be the principal amount of such debt securities that on the date of the purchase or redemption of such debt securities referred to in this covenant could be declared to be due and payable pursuant to the indenture.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the debt securities, such Guarantor will make all payments in respect of the debt securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. Where a Guarantor is a Luxembourg resident, please refer to the section entitled “Tax Considerations—Luxembourg Taxation” for a description of tax consequences under Luxembourg law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the debt securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(h)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the debt securities shall be deemed to include any Additional Amounts, which may be payable as set forth in the indenture.

In addition, any amounts to be paid by the Company or any Guarantor on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor the Company will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States. The prospectus supplement relating to the debt securities may describe additional circumstances in which the Guarantors would not be required to pay additional amounts.

Terms Applicable to the 3.750% Notes due 2042

The fixed rate notes due 2042 (the “2042 Notes”) will bear interest at a rate of 3.750% per year.

The 2042 Notes were issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”, with respect to the 2042 Notes) and will be fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Brandbrew S.A., Cobrew NV/SA, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors”, together with the Parent Guarantor, the “Guarantors”, with respect to the 2042 Notes). The 2042 Notes are listed on the New York Stock Exchange.

Each series of the 2042 Notes was issued under a supplemental indenture to the indenture, dated as of 16 October 2009, as amended by the supplemental indentures thereto (the “Indenture”, with respect to the 2042 Notes), among Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, each of the subsidiary guarantors listed under “—Guarantees” below and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the 2042 Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 2042 Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended.

The 2042 Notes are senior unsecured obligations of the Issuer and rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The 2042 Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The 2042 Notes are issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The 2042 Notes do not provide for any sinking fund. The Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

The 2042 Notes are initially limited to $1,000,000,000 aggregate principal amount and will mature on 15 July 2042. Interest on the 2042 Notes will be payable semi-annually in arrears on 15 January and 15 July of each year, commencing on 15 January 2013.

Interest will accrue on the 2042 Notes until the principal of the July 2012 Notes is paid or duly made available for payment. Interest on the 2042 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any July 2012 Note or the date fixed for redemption or payment in connection with an acceleration of any July 2012 Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the 2042 Notes will be paid to the persons in whose names the 2042 Notes are registered at the close of business on the 1 January and 1 July, immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The 2042 Notes may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and “—Optional Tax Redemption.”

Additional Notes

The 2042 Notes were issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional 2042 Notes (the “Additional Notes”) maturing on the same maturity date as the other 2042 Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding 2042 Notes of that series in all respects (or in all respects except for the issue date and the amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding 2042 Notes of that series. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the 2042 Notes.

Optional Redemption

The Issuer may, at its option, redeem the 2042 Notes as a whole or in part at any time upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the 2042 Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the 2042 Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such redemption date.

“Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury constant maturities—Nominal,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the 2042 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2042 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2042 Notes.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer“), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the 2042 Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If fewer than all of the 2042 Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular 2042 Notes of such series or portions thereof for redemption from the outstanding 2042 Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate.

Optional Tax Redemption

The 2042 Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2042 Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “– Additional Amounts” below), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after 11 July 2012 (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the 2042 Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “– Additional Amounts” below; provided, however, that the 2042 Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the 2042 Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the 2042 Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

For the purposes of this section ““– Terms Applicable to the 3.750% Notes due 2042”: (i) the term “Notes” or “debt securities” shall refer to the 2042 Notes, (ii) the term “Issuer” shall refer to the Issuer under the 2042 Notes, (iii) the term “Guarantor” shall refer to any Guarantor under the 2042 Notes and (iv) the term “Indenture” shall refer to the Indenture under the 2042 Notes.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

cross-acceleration—any obligation for the payment or repayment of borrowed money having an aggregate outstanding principal amount of at least €100,000,000 (or its equivalent in any other currency) of the Issuer or a Guarantor becomes due and payable prior to its stated maturity by reason of a default and is not paid within 30 days;

(d)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(e)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(f)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (d) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the Holders of the Notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the Holders of the Notes;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

•	to modify the restrictions on and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the Notes and create and issue additional Notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•

to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “Description of the Debt Securities and Guarantees—Guarantees” in the Prospectus;

•

to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “Description of the Debt Securities and Guarantees—Guarantees” in the Prospectus; or

•	to make any other change that does not materially adversely affect the interests of the holders of the notes affected thereby.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee and principal paying agent under the indentures. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor; St. Louis, Missouri 63101.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Substitution of the Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) the Issuer or a Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation and (ii) the Issuer may at any time substitute for the Issuer either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume the Issuer’s or such Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and the Indenture;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

the Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease or conveyance, no Event of Default shall have occurred and be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and the Indenture are fully, irrevocably and unconditionally guaranteed by the Parent Guarantor and each Subsidiary Guarantor (if any) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder);

(iii)

each stock exchange on which the debt securities are listed shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indenture

The Indenture provides that the Issuer and the Guarantors will be discharged from any and all obligations in respect of the Indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the Issuer or the Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the Indenture by the Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

The Indenture also provides that the Issuer and the Guarantors need not comply with certain covenants of the Indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the Issuer (or the Guarantors) irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance.”

Guarantee

Each debt security will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. One or more of the following Subsidiary Guarantors, which are subsidiaries of the Parent Guarantor, may, along with the Parent Guarantor, jointly and severally guarantee the debt securities on a full, unconditional and irrevocable basis:

•	BrandBrew S.A.;

•	Cobrew NV/SA; and

•	Anheuser-Busch Companies, Inc.

The Subsidiary Guarantors, if any, for any particular series of debt securities will be specified in the applicable prospectus supplement.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees;” the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors.”

All such Guarantees are set forth in the Indenture, or a supplement thereto. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations.”

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, if any) due under the debt securities in accordance with the Indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Each of the Subsidiary Guarantors shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, in the event that at the time its Guarantee of the debt securities is terminated, (i) the relevant Subsidiary Guarantor is released from its guarantee of the Issuer’s 2008 Senior Facilities Agreement and the Issuer’s 2010 Senior Facilities Agreement, or is no longer a guarantor under either facility and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this clause, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities (or the January Notes, the May Notes, October Notes or March Notes), (B) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (C) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released, provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, BrandBrew, whose guarantee is subject to certain limitations described below shall be entitled to terminate its Guarantee, and the Trustee shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under the Indenture, in the event that BrandBrew determines that under the rules, regulations or interpretations of the SEC it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under the Indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, BrandBrew will be entitled to amend or modify by execution of an indenture supplemental to the Indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by BrandBrew to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Guarantee Limitations

BrandBrew S.A.

Notwithstanding anything to the contrary in the Guarantee provided by BrandBrew S.A., the maximum aggregate liability of BrandBrew S.A. under its Guarantee and as a guarantor of the BrandBrew Guaranteed Facilities (excluding its Guarantee) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by BrandBrew S.A. and the BrandBrew Subsidiaries as a borrower or issuer under the BrandBrew Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to BrandBrew S.A. and the BrandBrew Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the BrandBrew Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

a.

the sum of BrandBrew S.A.’s own capital (capitaux propres) and its subordinated debt (dettes subordonnées) (other than any subordinated debt already accounted for under (B) above) (both as referred to in article 34 of the Luxembourg law 19 December 2002 on the commercial register and annual accounts, as amended (the “Law of 2002”) as reflected in BrandBrew S.A.’s most recent annual accounts approved by the competent organ of BrandBrew S.A. (as audited by its réviseur d’entreprises (external auditor), if required by law); and

b.

the sum of BrandBrew S.A.’s own capital (i) and its subordinated debt (dettes subordonnées) (both as referred to in article 34 of the Law of 2002) as reflected in its filed annual accounts available as of the date of its Guarantee.

For the avoidance of doubt, the limitation on the Guarantee provided by BrandBrew S.A. shall not apply to any Guarantee by BrandBrew S.A. of any obligations owed by the BrandBrew Subsidiaries under the BrandBrew Guaranteed Facilities.

In addition to the limitation referred to above in respect of the Guarantee provided by BrandBrew S.A., the obligations and liabilities of BrandBrew S.A. under the Guarantee provided by BrandBrew S.A. and under any of the BrandBrew Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such or an equivalent provision is applicable to BrandBrew S.A.

“BrandBrew Guaranteed Facilities” means: (i) the €2,500,000,000 syndicated credit facility agreement dated 8 December 2005 among the Parent Guarantor, Fortis Bank and others; (ii) the €150,000,000 facility agreement dated 13 May 2008 between the Parent Guarantor, Cobrew NV/SA and BNP Paribas as lender; (iii) the €150,000,000 facility agreement dated 20 June 2008 between, among others, the Parent Guarantor, Cobrew and The Royal Bank of Scotland plc as lender; (iv) the Existing Target Debt; (v) the USD 850,000,000 note purchase and guarantee agreement dated 22 October 2003 and entered into between, among others, the Parent Guarantor as issuer, Cobrew and BrandBrew; (vi) any notes issued by BrandBrew S.A. or the Parent Guarantor under the Programme; (vii) the 2008 Senior Facilities Agreement; (viii) the January Notes; (ix) the May Notes; (x) the October Notes; (xi) the March Notes; (xii) the 2010 Facilities Agreement; and (xiii) the debt securities, or any refinancing (in whole or part) of any of the above items for the same or a lower amount.

“BrandBrew Subsidiaries” means each entity of which BrandBrew S.A. has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital or similar right of ownership; and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

“Existing Target Debt” means the following notes, debentures and bonds of Anheuser-Busch Companies, Inc.: (i) 6.450% Debentures due 1 September 2037; (ii) 5.50% Notes due 15 January 2018; (iii) 9.0% Debentures due 1 December 2009; (iv) 6.75% Debentures due 15 December 2027; (v) 6.50%

Debentures due 1 January 2028; (vi) 5.75% Notes due 1 April 2010; (vii) 7.50% Notes due 15 March 2012; (viii) 7.55% Debentures due 1 October 2030; (ix) 6.80% Debentures due 15 January 2031; (x) 6.00% Notes due 15 April 2011; (xi) 6.80% Debentures due 20 August 2032; (xii) 5.625% Notes due 1 October 2010; (xiii) 6.00% Debentures due 1 November 2041; (xiv) 6.50% Debentures due 1 May 2042; (xv) 6.50% Debentures due 1 February 2043; (xvi) 4.375% Notes due 15 January 2013; (xvii) 5.95% Debentures due 15 January 2033; (xviii) 4.625% Notes due 1 February 2015; (xix) 4.50% Notes due 1 April 2018; (xx) 5.35% Notes due 15 May 2023; (xxi) 4.95% Notes due 15 January 2014; (xxii) 5.05% Notes due 15 October 2016; (xxiii) 5.00% Notes due 1 March 2019; (xxiv) 4.70% Notes due 15 April 2012; (xxv) 5.00% Notes due 15 January 2015; (xxvi) 5.491% Notes due 15 November 2017; (xxvii) 5.75% Debentures due 1 April 2036; (xxviii) 5.60% Notes due 1 March 2017; (xxix) Notes issued on 1 December 1989 by the Development Authority of Cartersville*; (xxx) Notes issued on 1 November 1990 by the Development Authority of Cartersville*; (xxxi) Notes issued on 1 May 1991 by The Industrial Development Authority of the City of St. Louis, Missouri*; (xxxii) Notes issued on 1 April 1997 by the Industrial Development Authority of the County of James City, Virginia*; (xxxiii) Notes issued on 1 April 1997 by the Development Authority of Cartersville*; (xxxiv) Notes issued on 1 August 1999 by the Ohio Water Development Agency*; (xxxv) Notes issued on 1 December 1999 by The Onondaga County Industrial Development Agency*; (xxxvi) Notes issued on 1 July 2000 by the Ohio Water Development Agency*; (xxxvii) Notes issued on 1 November 2001 by the Ohio Water Development Agency*; (xxxviii) Notes issued on 1 March 2002 by the Development Authority of Cartersville*; (xxxix) Notes issued on 1 April 2002 by the Gulf Coast Waste Disposal Authority*; (xl) Notes issued on 1 October 2002 by the City of Jonesboro, Arkansas*; (xli) Notes issued on 1 July 2006 by The Onondaga County Industrial Development Agency*; (xlii) Notes issued on 1 February 2007 by The Business Finance Authority of the State of New Hampshire*; (xliii) Notes issued on 1 February 2007 by the Jacksonville Economic Development Commission*; (xliv) Notes issued on 1 February 2007 by the City of Fort Collins, Colorado*; (xlv) Notes issued on 1 February 2007 by The Industrial Development Authority of the City of St. Louis, Missouri*; (xlvi) Notes issued on 1 February 2007 by the California Statewide Communities Development Authority*; (xlvii) Notes issued on 31 May 2007 by the New Jersey Economic Development Authority*; (xlviii) Notes issued on 1 August 2007 by the Development Authority of Cartersville*; and (xlix) Notes issued on 1 September 2007 by the California Enterprise Development Authority*.

*	Anheuser-Busch Companies, Inc. has subsequently become the principal debtor in respect of the debt securities listed in sub-paragraphs (xxix) to (xlix).

“Programme” means the Euro Medium Term Note Programme established by BrandBrew S.A. and Anheuser-Busch InBev SA/NV, as issuers, in January 2009 and subsequently recommenced on 24 February 2010.

Certain Covenants

Limitation on Liens

So long as any of the debt securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the debt securities (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith, provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon, provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the Indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits, provided the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under the Indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o), provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	in connection with sale-leaseback transactions permitted under the Indenture.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the debt securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness, provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions permitted by the Indenture as described below under “Sale-Leaseback Financings” (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the Covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the debt securities (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under the indentures and other agreements relating thereto.

Sale-Leaseback Transactions Relating to Principal Plants

a.

Except to the extent permitted under paragraph (c) below, and except for any transaction involving a lease for a temporary period, not to exceed three years, by the end of which it is intended that the use of the leased property by the Parent Guarantor or any Restricted Subsidiary will be discontinued and except for any transaction with a state or local authority that is required in connection with any program, law, statute or regulation that provides financial or tax benefits not available without such transaction, the Parent Guarantor shall not sell any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property and the Parent Guarantor will not permit any Restricted Subsidiary to sell to anyone other than the Parent Guarantor or a Restricted Subsidiary any Principal Plant as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property unless:

b.

the net proceeds of such sale (including any purchase money mortgages received in connection with such sale) are at least equal to the fair market value (as determined by an officer of the Parent Guarantor) of such property and

c.

subject to paragraph (d) below, the Parent Guarantor shall, within 120 days after the transfer of title to such property (or, if the Parent Guarantor holds the net proceeds described below in cash or cash equivalents, within two years)

(i)

purchase, and surrender to the Trustee for retirement as provided in this covenant, a principal amount of debt securities equal to the net proceeds derived from such sale (including the amount of any such purchase money mortgages), or

(ii)	repay other pari passu indebtedness of the Parent Guarantor or any Restricted Subsidiary in an amount equal to such net proceeds, or

(iii)	expend an amount equal to such net proceeds for the expansion, construction or acquisition of a Principal Plant, or

(iv)	effect a combination of such purchases, repayments and plant expenditures in an amount equal to such net proceeds.

d.	At or prior to the date 120 days after a transfer of title to a Principal Plant which shall be subject to the requirements of this covenant, the Parent Guarantor shall furnish to the Trustee:

e.	an Officers’ Certificate stating that paragraph (a) of this covenant has been complied with and setting forth in detail the manner of such compliance, which certificate shall contain information as to

(i)

the amount of debt securities theretofore redeemed and the amount of debt securities theretofore purchased by the Parent Guarantor and cancelled by the Trustee and the amount of debt securities purchased by the Parent Guarantor and then being surrendered to the Trustee for cancellation,

(ii)	the amount thereof previously credited under paragraph (d) below,

(iii)	the amount thereof which it then elects to have credited on its obligation under paragraph (d) below, and

(iv)

any amount of other indebtedness which the Parent Guarantor has repaid or will repay and of the expenditures which the Parent Guarantor has made or will make in compliance with its obligation under paragraph (a), and

f.	a deposit with the Trustee for cancellation of the debt securities then being surrendered as set forth in such certificate.

g.

Notwithstanding the restriction of paragraph (a) above, the Parent Guarantor and any one or more Restricted Subsidiaries may transfer property in sale-leaseback transactions which would otherwise be subject to such restriction if the aggregate amount of the fair market value of the property so transferred and not reacquired at such time, when added to the aggregate principal amount of indebtedness for borrowed money permitted by the last paragraph of the covenant described under “—Limitation on Liens” which shall be outstanding at the time (computed without duplication of the value of property transferred as provided in this paragraph (c)), does not at the time exceed 15% of Net Tangible Assets.

h.	The Parent Guarantor, at its option, shall be entitled to a credit, in respect of its obligation to purchase and retire debt securities under this covenant, for the principal amount of any debt securities deposited with the Trustee for the purpose and also for the principal amount of (i) any debt securities theretofore redeemed at the option of the Parent Guarantor and (ii) any debt securities previously purchased by the Parent Guarantor and cancelled by the Trustee, and in each case not theretofore applied as a credit under this paragraph (d) or as part of a sinking fund arrangement for the debt securities.

i.

For purposes of this covenant, the amount or the principal amount of debt securities which are issued with original issue discount shall be the principal amount of such debt securities that on the date of the purchase or redemption of such debt securities referred to in this covenant could be declared to be due and payable pursuant to the Indenture.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the debt securities, such Guarantor will make all payments in respect of the debt securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. Where a Guarantor is a Luxembourg resident, please refer to the section entitled “Tax Considerations—Luxembourg Taxation” for a description of tax consequences under Luxembourg law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the debt securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income; (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding;

(g)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(h)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(i)	are payable for any combination of (a) through (h) above.

References to principal or interest in respect of the debt securities shall be deemed to include any Additional Amounts, which may be payable as set forth in the Indenture.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to the Issuer at any time when it is incorporated in a jurisdiction outside of the United States. The prospectus supplement relating to the debt securities may describe additional circumstances in which the Guarantors would not be required to pay additional amounts.

American Depositary Shares

This section will summarize the material provisions of the Amended and Restated Deposit Agreement, dated as of March 23, 2018 (the “Deposit Agreement”), among AB InBev, The Bank of New York Mellon, as depositary, and the owners and holders of American Depositary Shares (“ADSs”) from time to time under the Deposit Agreement. As used in this section headed “—American Depositary Shares” all references to the “depositary” are references to The Bank of New York Mellon in its capacity as depositary under the Deposit Agreement, and all references to the “custodian” are to the principal Brussels office of ING Belgium SA/NV in its capacity as custodian under the Deposit Agreement as appointed by the depositary.

We do not, however, describe every aspect of the deposit agreement, which has been filed as an exhibit to the 2024 Form 20-F. You should read the Deposit Agreement for a more detailed description of the terms of the ADRs. You may obtain copies of the Deposit Agreement and any amendments thereto from the SEC’s website at www.sec.gov. Copies of the Deposit Agreement are also on file at the ADR depositary’s corporate trust office and the office of the custodian. They are open to inspection by owners and holders during business hours.

Uncertificated ADSs may be registered on the books of the depositary in electronic book-entry form by means of the Direct Registration System (“DRS”) operated by The Depository Trust Company (“DTC”). Periodic statements will be mailed to our ADS holders that reflect their ownership interest in such ADSs. Alternatively, under the Deposit Agreement, our ADSs may be certificated by ADRs delivered by the depositary to evidence the ADSs. Unless otherwise specified in this description, references to “ADSs” include (i) our uncertificated ADSs, the ownership of which will be evidenced by periodic statements ADS holders will receive, and (ii) our certificated ADSs evidenced by our ADRs.

The depositary’s office is located at 240 Greenwich Street, New York, New York 10286, United States. Because the depositary or its nominee actually holds the underlying Ordinary Shares, ADS holders generally receive the benefit from such underlying AB InBev Ordinary Shares through the depositary. ADS holders must rely on the depositary to exercise the rights of a shareholder on their behalf, including the voting of the Ordinary Shares represented by the ADSs. If a person becomes an owner of our ADSs, it will become a party to the Deposit Agreement and therefore will be bound by its terms and by the terms of the ADSs and the ADRs. The Deposit Agreement specifies the rights and obligations of AB InBev, the ADS holders’ rights and obligations as owners of ADSs and the rights and obligations of the depositary. The Deposit Agreement, the ADSs and the ADRs will be governed by New York law. However, the underlying Ordinary Shares will continue to be governed by Belgian law, which may be different from New York law.

General

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent one share (or a right to receive one share) deposited with the principal Brussels office of ING Belgium SA/NV, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286, United States. The Bank of New York Mellon’s principal executive office is located at 240 Greenwich Street, New York, New York 10286, United States.

You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the DRS, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

DRS is a system administered by DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Belgian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. The Deposit Agreement among us, the depositary and you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the Deposit Agreement and the ADSs.

Dividends and Other Distributions

The depositary will agree to pay to ADS holders the cash dividends or other distributions it or the custodian will receive on shares or other deposited securities, after deducting its fees and expenses. Shareholders will receive these distributions in proportion to the number of ordinary shares their ADSs represent.

Cash. The depositary will convert, as promptly as practicable, any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval that is required is not filed, sought or obtained in a reasonable period by the depositary, the Deposit Agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, adviser, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the Deposit Agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.

Shares. The depositary may, and will, if we ask it to in writing, distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary will not be required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory assurance from us that it is legal to make that distribution. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

If we declare a distribution in which holders of deposited securities have a right to elect whether to receive cash, shares or other securities, or a right to elect to have a distribution sold on their behalf, the depositary shall endeavor to consult with us and, if we so request in writing, to make that right of election available for exercise by owners of ADSs in any manner the depositary considers to be lawful and practical. The depositary may require satisfactory assurances from us that doing so would not require registration of any securities under the Securities Act.

Rights to purchase additional shares or other rights. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may, after consulting with us, make these rights available to ADS holders or may sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold (either due to the terms of such rights offering or for any other reason) to lapse. In circumstances where rights would otherwise note b distributed, if an ADS holder requests a distribution of warrants or other instruments in order to exercise the rights allocable to the ADS of such holder, the depositary will make such right available to such holder upon our written notice that we permit such rights to be exercised and the holder has executed such documents as reasonably required under applicable law.

If the depositary makes rights available to ADS holders, upon the instruction from such ADS holders, it will exercise the rights and purchase the shares on their behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to ADS holders anything else that we distribute on deposited securities by any means it may reasonably think is legal, equitable and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. However, the depositary will not be required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory assurance from us that it is legal to make that distribution. The depositary will be permitted to sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary will not be responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We will have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. See Item 8. Financial Information—A. Consolidated Financial Statements and Other Financial Information—Dividend Policy” in the 2024 Form 20-F for further information on our current dividend policy.

Deposit, Withdrawal, Cancellation and Transfer

The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

ADSs evidenced by an ADR, when the ADR is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York. ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York. The depositary, notwithstanding any notice to the contrary, may treat the owner of ADSs as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the depositary nor AB InBev shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of ADSs (but instead only to the owner of those ADSs).

Voting Rights

ADS holders may instruct the depositary to vote the number of deposited shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver at our expense, except as we may otherwise agree with the depositary, our voting materials to them if we so request. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary (the “Instruction Cutoff Date”).

The depositary will try, as far as practical, subject to the laws of Belgium and of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders (assuming such instruction was received prior to the Instruction Cutoff Date). The depositary will only vote or attempt to vote as instructed, or as provided below.

If (a) we made a request to the depositary and gave the depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of ordinary shares in connection with the meeting at least 30 days prior to the meeting date and (b) no instructions are received by the depositary from an owner of ADSs with respect to an amount of deposited securities represented by ADSs of that owner and a matter on or before the Instruction Cutoff Date, the depositary shall deem that owner to have instructed the depositary to give, and the depositary shall give, a discretionary proxy to a person designated by us with respect to that amount of deposited securities to vote that amount of deposited securities as to that matter in accordance with any of our recommendations (including any recommendation by us to vote deposited securities on any issue in accordance with the majority shareholders’ vote on that issue) as determined by the appointed proxy, except that such instruction shall not be deemed to have been given and the depositary shall not give a discretionary proxy with respect to any matter as to which we inform the depositary (and we agree to provide that information as promptly as practicable in writing, if applicable) that (i) we do not wish to receive a discretionary proxy, (ii) substantial opposition exists or (iii) the matter materially and adversely affects the rights of holders of ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.

Amendment and Termination

The form of ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the us and the depositary without the consent of owners or holders of ADSs in any respect which we may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of owners of ADSs, shall, however, not become effective as to outstanding ADSs until the expiration of 30 days after notice of such amendment shall have been disseminated to the owners of outstanding ADSs. Every owner and holder of ADSs, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such ADSs or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the owner of ADSs to surrender ADSs and receive therefor the ordinary shares represented thereby, except in order to comply with mandatory provisions of applicable law.

We may terminate the Deposit Agreement by instructing the depositary to mail notice of termination to the owners of ADSs then outstanding at least 30 days prior to the termination date included in such notice. The depositary may likewise terminate the Deposit Agreement, if at any time 90 days shall have expired after the depositary delivered to us a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement; in such case the depositary shall disseminate a notice of termination to the owners of ADSs then outstanding at least 30 days prior to the termination date. On and after the date of termination, the owner of ADSs will, upon (a) surrender of such ADSs, (b) payment of the fee of the depositary for the surrender of ADSs referred, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of ordinary shares represented by those ADSs.

If any ADSs shall remain outstanding after the date of termination, the depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the depositary shall continue to collect dividends and other distributions pertaining to the ordinary shares, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver ordinary shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of ADSs (after deducting, in each case, the fee of the depositary for the surrender of ADSs, any expenses for the account of the owner of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the depositary may sell the ordinary shares then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the owners of ADSs that have not theretofore been surrendered, such owners thereupon becoming general creditors of the depositary with respect to such net proceeds and that other cash. After making such sale, the depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the depositary for the surrender of ADSs, any expenses for the account of the owner of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the depositary with respect to indemnification, charges, and expenses.

Liability of AB InBev and the Depositary

Neither AB InBev nor the depositary, nor any of their respective directors, employees, agents or affiliates shall incur any liability to any owner of holder of ADSs:

(i)

if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the depositary only) any provision, present or future, of the articles of association or similar document of AB InBev, or by reason of any provision of any securities issued or distributed by us, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the depositary, its agents or us, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or the deposited securities, it is provided shall be done or performed;

(ii)

for any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including any determination by the depositary to take, or not take, any action that the Deposit Agreement provides the depositary may take);

(iii)

for the inability of any owner or holder of ADSs to benefit from any distribution, offering, right or other benefit that is made available to holders of deposited securities but is not, under the terms of the Deposit Agreement, made available to owners or holders of ADSs; or

(iv)	for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.

Where, by the terms of a distribution of cash, shares or other distributions, or an offering or distribution of rights to subscribe for additional shares, or for any other reason, such distribution or offering may not be made available to owners of ADRs, and the depositary may not dispose of such distribution or offering on behalf of such owners and make the net proceeds available to such owners, then the depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither we nor the depositary assume any obligation or shall be subject to any liability under the Deposit Agreement to owners or holders of ADSs, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The depositary shall not be a fiduciary or have any fiduciary duty to owners or holders of ADSs. The depositary shall not be subject to any liability with respect to the validity or worth of the deposited securities. Neither we nor the depositary shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any deposited securities or in respect of the ADSs, on behalf of any owner or holder of ADSs or other person. Neither we nor the depositary shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any owner or holder of ADSs, or any other person believed by it in good faith to be competent to give such advice or information.

Each of the depositary and AB InBev may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with a matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises, the depositary performed its obligations without negligence or bad faith while it acted as depositary. The depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of deposited securities or otherwise. The depositary shall not be responsible for any failure to carry out any instructions to vote any of the deposited securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The depositary shall not be liable for the inability or failure of an owner or holder of ADSs to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

Notices and reports

If the we takes or decide to take any corporate action related to cash dividends, share distributions, the offering of rights to subscribe for additional shares, or other distributions, or that effects or will effect a change of our name or legal structure, or that effects or will effect a change to our ordinary shares, we shall notify the depositary and the custodian of that action or decision as soon as it is lawful and reasonably practical to give that notice.

We will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the SEC, and the prompt transmittal by us to the depositary and the custodian of such notices and any other reports and communications which are made generally available by us to holders of our ordinary shares. If we so request in writing, the depositary will disseminate, at our expense (except as otherwise agreed between us), of copies of such notices, reports and communications to all owners of ADSs or otherwise make them available to owners of ADSs in a manner that we specify as substantially equivalent to the manner in which those communications are made available to holders of ordinary shares and compliant with the requirements of any securities exchange on which the ADSs are listed. We will timely provide the depositary with the quantity of such notices, reports, and communications, as requested by the depositary from time to time, in order for the depositary to effect that dissemination. The depositary will disseminate to any owner of ADSs upon its request a copy of our most recent annual report, to the extent the Company has supplied copies of that report to the depositary for that purpose.

Changes Affecting Deposited Securities

Upon any change in par value, split-up, consolidation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting is or to which we are a party, or upon the redemption or cancellation by us of the deposited securities, any securities, cash or property which shall be received by the depositary or a custodian in exchange for, in conversion of, in lieu of or in respect of deposited securities, shall be treated as new deposited securities under the Deposit Agreement, and ADSs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received, unless additional ADSs are delivered pursuant to the following sentence. In any such case the depositary may, and shall, if we so request in writing, deliver additional ADSs as in the case of a dividend in ordinary shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new deposited securities.

Your Right to Transfer ADSs or Receive the Shares Underlying Your ADRs

ADS holders will have the right to transfer or cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

Pre-release of ADSs

The Deposit Agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release will be closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (ii) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; (iii) the depositary must be able to close out the pre-release on not more than five business days’ notice; and (iv) subject to such further indemnities and credit regulation as the depositary deems appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the Deposit Agreement, all parties to the Deposit Agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Deposit Agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the Deposit Agreement, the parties will agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs by Owners

The depositary will make available for the owners’ inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to the owners of deposited securities. The depositary will send the owners copies of those communications if we ask it to. The owners have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.